UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
 ☐    Preliminary Proxy Statement
 ☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
 ☐    Definitive Additional Materials
 ☐    Soliciting Material under § 240.14a-12

Cohen & Steers, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

March 23, 2016
Dear Fellow Shareholders:
It is our pleasure to invite you to the Cohen & Steers, Inc. 2016 Annual Meeting of Shareholders.
We will hold the meeting on Thursday, May 5, 2016, beginning at 9:00 a.m., local time, at our corporate headquarters located at 280 Park Avenue, New York, New York 10017.
The accompanying materials include the notice of annual meeting, the proxy statement and our 2015 annual report to shareholders. The proxy statement describes the business that we will conduct at the meeting and provides information about our company. Our annual report to shareholders includes our Annual Report on Form 10-K for the year ended December 31, 2015.
Your vote is very important. Whether you plan to attend the meeting or not, we ask you to please cast your vote. You may vote your shares via the Internet, telephone, mail or in person at the Annual Meeting.
We look forward to seeing you at the meeting.
Sincerely,

Martin Cohen Chairman	Robert H. Steers Chief Executive Officer

280 Park Avenue, New York, NY 10017-1216 PHONE 212 832 3232

March 23, 2016
NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 5, 2016
To Our Shareholders:
We will hold the 2016 Annual Meeting of Shareholders of Cohen & Steers, Inc. at our corporate headquarters located at 280 Park Avenue, New York, New York 10017, on Thursday, May 5, 2016, beginning at 9:00 a.m., local time. At our Annual Meeting, we will ask you to:

(1)	Elect as directors the six nominees named in the proxy statement to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

(2)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2016;

(3)	Approve, in a non-binding advisory vote, the compensation of our named executive officers; and

(4)	Consider any other business that is properly presented at the Annual Meeting.
As permitted under the “Notice and Access” rules adopted by the Securities and Exchange Commission, we are primarily furnishing proxy materials to our shareholders via the Internet rather than mailing paper copies of the materials to each shareholder. Therefore, most shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions about how to access the proxy materials via the Internet, how to vote your shares, and how to request a paper or electronic copy of our proxy materials, if you so desire. We believe electronic delivery should expedite the receipt of materials, significantly lower costs and help to conserve natural resources.
Whether you receive the Notice or paper copies of the proxy materials, the proxy statement, the annual report to shareholders, and any amendments to the foregoing that are required to be furnished to shareholders, will be available for review online by following the instructions contained in the Notice and proxy card. You also may view the proxy materials at https://materials.proxyvote.com/19247A.
The Board of Directors of Cohen & Steers, Inc. has fixed the close of business on March 10, 2016 as the record date for the determination of shareholders entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting or any adjournments thereof. Your vote is very important. Whether you plan to attend the meeting, we ask you to please cast your vote. You can vote your shares via the Internet, telephone, mail or in person at the Annual Meeting.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

280 Park Avenue, New York, NY 10017-1216 PHONE 212 832 3232

Cohen & Steers, Inc.
280 Park Avenue
New York, NY 10017

PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS
These proxy materials are being delivered in connection with the solicitation by the Board of Directors (the “Board”) of Cohen & Steers, Inc., a Delaware corporation (“Cohen & Steers,” the “company,” “we” or “our”), of proxies to be voted at our 2016 Annual Meeting of Shareholders and at any adjournment or postponement thereof.
You are invited to attend our 2016 Annual Meeting of Shareholders on Thursday, May 5, 2016, beginning at 9:00 a.m., local time. The Annual Meeting will be held at our corporate headquarters located at 280 Park Avenue, New York, New York 10017. You may obtain directions to the Annual Meeting location by calling our Corporate Secretary at (212) 832-3232.
We expect that the proxy materials and the Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed and/or made available to each shareholder eligible to vote on or about March 24, 2016.
Items to be Voted on at the Annual Meeting
The proposals to be voted on at the Annual Meeting are:

•	the election as directors of the six nominees named in this proxy statement;

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2016;

•	the approval, in a non-binding advisory vote, of the compensation of our named executive officers; and

•	any other business that is properly presented at our Annual Meeting.
Board Recommendation
Our Board recommends that you vote your shares:

•	“FOR” each of the six director nominees named in this proxy statement;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2016; and

•	“FOR” the approval of the compensation of our named executive officers.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 5, 2016
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily via the Internet. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of our Annual Meeting and help to conserve natural resources. On or about March 24, 2016, we expect to mail to most of our shareholders the Notice containing instructions about how to access and review the proxy materials, including this proxy statement and our annual report to shareholders, on the Internet and instructions about how to vote via the Internet, mail or in person. The Notice also contains instructions about how to request a paper or electronic copy of the proxy materials. If you received the Notice by mail, you will not receive a paper copy of the proxy materials unless you request one. If you received paper copies of the proxy materials, you can also view these materials via the Internet by following the instructions contained in the Notice and proxy card. Our proxy materials are available at www.proxyvote.com. You may also view our proxy materials at https://materials.proxyvote.com/19247A.

Shareholders Entitled to Vote
Stockholders of record at the close of business on March 10, 2016 are entitled to vote at the Annual Meeting. As of March 10, 2016, 45,837,581 shares of our common stock, par value $0.01 per share, were outstanding. Holders of our common stock are entitled to one vote per share.
How to Vote
Shareholders who hold their shares directly may vote as follows:

•	By mail: Shareholders can sign, date and return their proxy cards via mail using the pre-addressed, postage-paid envelope that is provided.
OR

•
By the Internet: Shareholders can vote at www.proxyvote.com 24 hours a day, seven days a week. Instructions are provided in the Notice and proxy card. The Internet voting system is a secure method of voting, and your vote will be recorded accurately. You will need the 12-digit Control Number included in the Notice and proxy card in order to vote online. If you vote via the Internet, you may incur costs associated with Internet access, such as usage charges from Internet service providers and telephone companies.

OR

•	By telephone: Shareholders can vote by telephone by calling 1-800-690-6903. You will need the 12-digit Control Number included in the Notice and proxy card in order to vote by telephone.
OR

•	At the meeting: If you attend the Annual Meeting, you can vote in person by ballot, even if you have previously returned a proxy or otherwise voted.
If your shares are held indirectly through an account with a bank or broker, you will receive an instruction card and information about how to give voting instructions to your bank or broker.
Voting at the Annual Meeting
All proxies that have been properly signed and returned and not revoked will be voted in accordance with the instructions provided. If you sign and return your proxy but do not provide voting instructions, the shares represented by such proxy will be voted as recommended by the Board.
If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.
Voting on Other Matters
If you sign and return your proxy, and if any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date that we filed this proxy statement, we were not aware of any other matters to be raised at the Annual Meeting.
Revocation of Proxies
You may revoke your proxy any time before voting is declared closed at the Annual Meeting. You may revoke your proxy by sending a signed proxy card with a later date before voting is declared closed, or by voting in person at the Annual Meeting. You may also revoke your proxy by voting a new proxy, by telephone, via the Internet, or by providing written notice of revocation to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.
If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy.

Required Vote
The presence, in person or by proxy, of the holders of a majority in voting power of our issued and outstanding common stock and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power for a proposal and has not received instructions from the beneficial owner. Under current New York Stock Exchange (“NYSE”) rules, if you do not instruct your broker how to vote with respect to Items 1 and 3, your broker may not vote your shares with respect to such proposals. There cannot be any broker non-votes with respect to Item 2 because brokers have discretion under the NYSE rules to vote uninstructed shares on such proposals.
With respect to Item 1, in an uncontested election of directors, to be elected, a director nominee must receive a majority of the votes cast by holders of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (a “majority vote”). Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of the election. In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes cast by holders of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Under our bylaws, a “contested election” is an election in which, as of the tenth day preceding the date we first transmit the notice of meeting for such annual meeting to our shareholders or at any time thereafter, the number of nominees for director is greater than the number to be elected.
Each incumbent director standing for re-election at the Annual Meeting has agreed to resign, upon acceptance of such resignation by the Board, if such director does not receive a majority vote. The Board must accept or reject such resignation within 90 days following certification of the shareholder vote.
If a director’s resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified or until such director’s earlier death, resignation, or removal. The Board, in its sole discretion, may either (i) fill a vacancy resulting from a failure to receive a majority vote pursuant to the Company’s bylaws or (ii) decrease the size of the Board to eliminate the vacancy.
The affirmative vote of holders of a majority in voting power of our outstanding common stock present in person or represented by proxy and entitled to vote on such matter is required to approve Item 2 (ratification of our independent registered public accounting firm) and Item 3 (approval of the compensation of our named executive officers). If you abstain from voting on Items 2 and 3, it will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of Item 3. Items 2 and 3 are advisory in nature and are non-binding.
Cost of Proxy Solicitation
We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, facsimile, or other electronic transmission by our directors, officers and employees, without additional compensation. We will reimburse brokers and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.
List of Shareholders
A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and ten days prior to the Annual Meeting at our corporate headquarters, between the hours of 8:45 a.m. and 4:30 p.m. local time, by written request to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232.
Householding
In order to reduce printing and postage costs, we have undertaken an effort to deliver only one copy of the proxy materials to multiple shareholders of record sharing an address. This delivery method, called “householding,” will not be used if we receive contrary instructions from one or more of the shareholders sharing an address. If your household has received only one copy of the proxy materials, we will promptly deliver a separate copy of these materials to any shareholder who sends a written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park

Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. If your household receives multiple copies of the proxy materials, and you wish to request delivery of a single copy, you may contact our Corporate Secretary as set forth above. Even if householding is used, a separate proxy card will be provided for each shareholder of record. Each proxy card should be signed, dated, and returned to us.
Voting Results
Broadridge Financial Solutions, Inc. (“Broadridge”) will act as our inspector of election and independent tabulating agent. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual Meeting.
Confidentiality of Voting
We keep all proxies, ballots, and voting tabulations confidential. However, we permit Broadridge to examine these documents. We have instructed Broadridge to forward us any written comments included on a proxy card.
Annual Report
We make available free of charge through our website at www.cohenandsteers.com, under the heading “Company-SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments thereto as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide without charge to each shareholder upon written request a copy of our Annual Reports on Form 10-K (including our consolidated financial statements, schedules and list of exhibits), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments thereto. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. Copies may also be accessed electronically via the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K for the year ended December 31, 2015 and our 2015 annual report to shareholders are not part of the proxy solicitation materials.

PROPOSAL ONE
ELECTION OF DIRECTORS
Our amended and restated certificate of incorporation and bylaws provide that the Board will consist of that number of directors as determined from time to time by resolution of the Board. The number of directors is currently fixed at six. Acting upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has nominated the six individuals named below for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. All such nominees are currently directors of the company.
The proxies solicited hereby, unless directed to the contrary therein, will be voted “FOR” the six director nominees. All nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the shares represented by all valid proxies will be voted by the person or persons acting under said proxy in accordance with the recommendation of the Board.
Nominee Information
When considering director nominees, the Board and the Nominating Committee consider each nominee’s experience, qualifications, attributes and skills. In particular, with respect to Mr. Rhein, the Board considered his background in accounting matters, which includes specialization in the real estate sector, as well as his service on the board of directors of a publicly-traded real estate investment trust. With respect to Mr. Simon, the Board considered the broad perspective brought by Mr. Simon’s experience directing the research and analysis of companies across a wide range of industries. With respect to Mr. Villani, the Board considered his background in the investment management industry, including his experience as the chief executive officer of a large global investment management firm. With respect to Mr. Connor, the Board considered his experience in the investment banking industry where he advised companies across a wide range of industries as well as his current service as the chief financial officer of a publicly-traded company. With respect to Mr. Steers and Mr. Cohen, the Board considered their knowledge and many years of experience with the company, including their founding of the company.
Set forth below are the names of the director nominees, their ages and positions with the company, the years the nominees first became directors, and their biographical information.

Name	Age	Position
Robert H. Steers	63	Chief executive officer and director
Martin Cohen	67	Chairman and director
Peter L. Rhein	74	Director
Richard P. Simon	70	Director
Edmond D. Villani	69	Director
Frank T. Connor	56	Director
Robert H. Steers, a director since August 2004, is the company’s chief executive officer. Prior to co-founding the firm in 1986, Mr. Steers was a senior vice president and the chief investment officer of National Securities and Research Corporation from 1982 to 1986, where, in 1985, he and Mr. Cohen organized and managed the nation’s first real estate securities mutual fund. From 1977 to 1982, Mr. Steers was a vice president at Citibank, serving as an analyst and portfolio manager of Citibank’s Emerging Growth Stock Fund. Mr. Steers has a BS degree from Georgetown University and an MBA degree from George Washington University. Mr. Steers is a member of the Advisory Committee of the Staff Retirement Plan of the International Monetary Fund and serves as Investment Committee Chairman, Georgetown University. Mr. Steers serves as chairman of each of the company’s open-end and closed-end funds.

Martin Cohen, a director since August 2004, is the chairman of the Board. Mr. Cohen served with Mr. Steers as the company’s co-chief executive officer and co-chairman until 2014 and then served as executive chairman until his retirement from the company in February 2016. Prior to co-founding the firm in 1986, Mr. Cohen was a senior vice president and portfolio manager at National Securities and Research Corporation from 1984 to 1986, where, in 1985, he and Mr. Steers organized and managed the nation’s first real estate securities mutual fund. From 1976 to 1981, Mr. Cohen was a vice president at Citibank, where, in 1980, he organized and managed the Citibank Real Estate Stock Fund. Mr. Cohen has a BS degree from the City College of New York and an MBA degree from New York University. He has also served as a member of the board of governors of the National Association of Real Estate Investment Trusts.
Peter L. Rhein, a director since August 2004, has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967, and a co-managing member of BBC Properties, LLC, a real estate investment company, since 2001. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until 1984, he was vice president, treasurer and chief financial officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein serves on the board of directors and is a member of the audit committee and long range planning committee of HCP, Inc. Mr. Rhein has a BS degree in accounting from Claremont McKenna College and is a certified public accountant.
Richard P. Simon, a director since August 2004, retired from Goldman, Sachs & Co. in 2004. From 1978 until his retirement, he was employed in various capacities by Goldman Sachs, most recently as a managing director. Between 1990 and 2002, Mr. Simon coordinated the Goldman Sachs global media, publishing, advertising, broadcasting, and cable research and served as a managing director from 1996 until his retirement. Prior to retiring from Goldman Sachs, Mr. Simon mentored analysts and was deputy director of research. He is currently a member of the board of directors of Visions, a not-for-profit organization for the visually impaired and blind. Mr. Simon has a BA degree in accounting from the University of Toledo and an MBA degree from New York University.
Edmond D. Villani, a director since August 2004, served as vice chairman of Deutsche Asset Management, North America until December 31, 2005. Between 1997 and 2002, he was the chief executive officer of Scudder, Stevens & Clark, Inc. and its successor entities. He currently serves on the boards of directors of SCS Hedged Opportunities Funds, three privately offered registered investment companies. He also serves on the boards of Fundamental Holding Ltd (chair) and Fundamental Corporate Credit Ltd (chair), investment management firms based in Jersey. In addition, he is the former chairman of the board of Georgetown University and a former trustee of the Colonial Williamsburg Foundation, where he served as chair of the investment committee. Mr. Villani has a BA degree in mathematics from Georgetown University and a Ph.D. degree in economics from the University of Pennsylvania.
Frank T. Connor, a director since March 2014, is executive vice president and chief financial officer of Textron Inc. Prior to joining Textron in August 2009, Mr. Connor was a managing director and head of telecom investment banking at Goldman, Sachs & Co. from 2003 to 2008. Prior to that, he served as chief operating officer of telecom, technology and media investment banking at Goldman Sachs from 1998 to 2003. Mr. Connor joined the corporate finance department at Goldman Sachs in 1986 and became a vice president in 1990 and a managing director in 1996. He currently serves as a director of FM Global, a Rhode Island headquartered mutual insurance company. Mr. Connor has a BA degree in business from the University of Notre Dame and an MBA degree from the University of Chicago.
Recommendation of the Board
The Board recommends a vote “FOR” each of the six director nominees.

CORPORATE GOVERNANCE
We regularly monitor legal and regulatory developments and review our corporate governance policies, processes and procedures to respond to any such developments.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that address the following: (i) director qualification standards, including guidelines for determining independence; (ii) director responsibilities; (iii) director access to management and, as appropriate, independent advisors; (iv) director compensation; (v) director orientation and continuing education; (vi) management succession; and (vii) annual performance evaluations of the Board. The Corporate Governance Guidelines are available on our corporate website at www.cohenandsteers.com under “Company-Corporate Governance.”
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to our directors, officers, and employees and addresses: (i) conflicts of interest; (ii) corporate opportunities; (iii) confidentiality of information; (iv) fair dealing; (v) protection and proper use of company assets; (vi) compliance with laws, rules and regulations; and (vii) reporting illegal or unethical behavior. The Board has also adopted a Code of Ethics for Senior Financial Officers, which is designed to promote honest and ethical conduct and compliance with applicable laws, particularly as related to the maintenance of the company’s financial books and records and the preparation of our financial statements. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our corporate website at www.cohenandsteers.com under “Company-Corporate Governance.” As required by applicable SEC rules and the NYSE listing standards, we will promptly disclose any substantive changes in, or waivers of, the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors by posting such information on our corporate website at www.cohenandsteers.com under “Company-Corporate Governance.”
Shareholders are encouraged to visit the “Corporate Governance” section of the “Company” page of our corporate website at www.cohenandsteers.com for additional information about the Board and its committees and corporate governance at the company.
Director Independence Determination
Under the NYSE listing standards, a director is not considered independent unless the Board affirmatively determines that such director does not have a “material relationship” with the company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. In addition, the NYSE has adopted five bright-line independence tests. Each of these tests describes a specific set of circumstances that prohibit a director from being considered independent from our management. For example, a director who is an employee of the company, or whose immediate family member is an executive officer of the company, is not considered to be independent until three years following the end of the employment relationship. The other bright-line independence tests address circumstances involving: (i) the receipt of more than $120,000 per year in direct compensation from the company, except for certain permitted payments such as director fees; (ii) employment by, or affiliations with, the company’s current or former internal or external auditors; (iii) interlocking directorates; and (iv) certain business relationships involving companies that make payments to, or receive payments from, us above specified annual thresholds. For more information about the NYSE’s bright-line director independence tests, including the NYSE commentary explaining the application of the tests, please go to the NYSE’s website at www.nyse.com.
The NYSE’s director independence requirements are designed to increase the quality of board oversight at listed companies and to lessen the possibility of damaging conflicts of interest. However, the NYSE listing standards do not define every relationship that will be considered material for purposes of determining a director’s independence from our management. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. As the concern is a director’s independence from our management, the NYSE does not consider the ownership of a significant amount of our stock, by itself, a preclusion of an independence finding.
At its meeting on February 25, 2016, the Board made a determination as to the independence of each director nominee. The Board determined that each of Messrs. Rhein, Simon, Villani and Connor do not have a material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and are independent in accordance with the NYSE listing standards and applicable SEC rules. The Board considered, but did not believe to be material, that we, through our advisory clients, owned 7.25% of common stock of HCP, Inc., a company for which Mr. Rhein serves on the board of directors, as of February 25, 2016. Further, the Board considered, but did not believe to be material, the fact that certain members of the Board are investors in certain funds that we manage. Finally, the Board determined that each of Mr. Steers and Mr. Cohen are not independent. None of the directors participated in the determination of their own independence.
Director Nomination Process and Board Diversity
The company’s Corporate Governance Guidelines contain director selection criteria that apply to director nominees. The Nominating Committee ensures that each director nominee satisfies at least the criteria set forth in the Corporate Governance Guidelines. The minimum qualifications for serving as a director are that a candidate must possess strength of character and demonstrate mature judgment, independence of thought, and an ability to work collegially. Each director must be qualified and able to represent the interests of all of our shareholders.
When identifying director nominees, the Nominating Committee seeks qualified and experienced candidates with backgrounds that support a balance of knowledge, experience, skills, expertise, and diversity appropriate for the Board as a whole. Prior to nominating a new director candidate, the Nominating Committee considers the collective experience of the existing Board members and considers and evaluates the background and qualifications of each director candidate and the extent to which such background and qualifications may benefit the company based on the size and composition of the Board at the time. Based on this evaluation, the Nominating Committee will nominate individuals who it believes will strengthen the Board’s ability to serve our shareholders because of their experience and expertise.
The Board believes that diversity is an important component of a board of directors, including diversity of background, skills, experience, gender, race, and ethnicity. Although the company does not have a formal policy regarding director diversity, the Nominating Committee, guided by its charter and the Corporate Governance Guidelines, assesses and considers the diversity of the Board prior to nominating director candidates and seeks to identify and include director candidates who will enhance the Board’s diversity. The Board selects candidates on the basis of qualifications and experience without discriminating on the basis of race, color, national origin, gender, sex, sexual preference or religion. We believe our current Board members collectively possess diverse knowledge, expertise and experience in the disciplines that impact our business.
When vacancies on the Board exist or are expected, or a need for a particular expertise has been identified, the Nominating Committee may seek recommendations for director candidates from current directors and management and may also engage a search firm to assist in identifying director candidates. The Nominating Committee will also consider properly submitted shareholder recommendations for director candidates under the same procedure used for considering director candidates recommended by current directors and management. Shareholder recommendations for director candidates should include the candidate’s name and specific qualifications to serve on the Board, and the recommending shareholder should also submit evidence of such shareholder’s ownership of shares of our common stock, including the number of shares owned and the length of time of such ownership. Recommendations should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.
When a potential director candidate has been identified, the Nominating Committee will review publicly available information about such candidate to assess whether the candidate should be considered further. If the Nominating Committee determines that a candidate warrants further consideration, the chairman of the Nominating Committee, or the chairman’s designee, will contact the potential candidate. In general, if a potential candidate expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate and review such candidate’s experience and qualifications.

Board Oversight of Risk Management
The company operates in a highly regulated industry. The Board’s role in managing the company’s risk is one of informed oversight. The Board assists management in shaping the company’s overall risk philosophy and works with management to set the “tone at the top” such that prudent mitigation of risk is incorporated into business decision-making at the company. We have developed compliance programs that are designed to address the company’s risk and to detect and prevent any wrongdoing by employees. In addition, we have established an enterprise risk management committee that is responsible for developing an integrated approach and process for managing the company’s risks. We, together with our internal auditors, conduct a risk assessment at least annually to identify and evaluate our key risks. The results of such assessment are reported to the Audit Committee and the Board.
Each committee of the Board is responsible for evaluating and providing oversight of certain risks. The Audit Committee plays a key role in oversight of the company’s financial risk management function. On a quarterly basis, management discusses with the Audit Committee any financial, legal or regulatory risks affecting the company as well as any related party transactions or material breaches of the company’s codes of conduct. The Compensation Committee is responsible for overseeing management of risks relating to the company’s compensation practices and programs. The Nominating Committee manages risks associated with the independence and compensation of members of the Board as well as executive succession planning.
The Board is regularly informed about the most significant risks affecting the company and assesses the appropriateness of management’s responses to such risks. As part of this assessment, the Board reviews the company’s insurance coverage, including the type and level of insurance coverage, material gaps, if any, and how the company’s insurance coverage compares to its industry peers.
Board Leadership Structure
Mr. Cohen, co-founder of the company along with Mr. Steers, currently serves as our chairman, and Mr. Steers serves as our chief executive officer. The roles of chairman and chief executive officer have been separated since 2014. We believe this leadership structure is appropriate for the company and is in the best interests of our shareholders because it allows Mr. Cohen to focus on leading the Board while allowing Mr. Steers to focus on the day-to-day management of the company and execution of the company’s strategic initiatives and business plan.
The Board does not currently have a lead independent director. Given the size of the Board, the Board and the Nominating Committee do not believe that there is currently a need for a lead independent director because of the majority independent composition of the Board, the strong leadership and contributions of our independent directors, and the effectiveness of our current corporate governance structures and processes. In addition, the Board and the Nominating Committee do not believe that Mr. Cohen’s ability to provide effective oversight is impaired by his relationship to the company.
Executive Sessions
Executive sessions of the non-management directors are held in conjunction with each regularly scheduled Board meeting. In 2015, the non-management directors held four executive sessions. Any non-management director may request that additional executive sessions be scheduled. Each executive session was chaired by one of the non-management directors on a rotating basis.
Communications with the Board
Individuals may contact the Board, any committee of the Board, or any individual director or group of directors by regular mail or e-mail. Correspondence should be sent to c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017 or emailed to boardcommunications@cohenandsteers.com.

A member of the Legal department will open all correspondence addressed to the Board, any committee of the Board, or any director to ensure correspondence is appropriately directed. All correspondence that is not an advertisement, promotion of a product or service, or patently offensive will be promptly directed to the addressee. If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence will be directed to the chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

BOARD MEETINGS AND COMMITTEES
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The current charters for each committee are available on our corporate website at www.cohenandsteers.com under the heading “Company-Corporate Governance.”
The Audit Committee
The Audit Committee is currently comprised of Messrs. Rhein (chairman), Simon, Villani and Connor, each of whom is independent, and satisfies the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10A-3 establishes listing standards relating to audit committees with respect to: (i) the independence of audit committee members; (ii) the audit committee’s responsibility to select and oversee our independent registered public accounting firm; (iii) procedures for handling complaints regarding our accounting practices; (iv) the authority of the audit committee to engage advisors; and (v) funding for the independent registered public accounting firm and any outside advisors engaged by the audit committee. The Board has determined that each of Messrs. Rhein and Connor qualifies as an “audit committee financial expert” as defined in the SEC rules and that each of Messrs. Rhein, Simon, Villani and Connor has accounting and related financial management expertise in accordance with the NYSE listing standards.
The Audit Committee’s primary purpose is to assist the Board with its oversight of: (i) the integrity of our financial statements; (ii) the independent registered public accounting firm’s qualifications and independence; (iii) our internal audit function; and (iv) our compliance with applicable legal and regulatory requirements. The Audit Committee also prepares the audit committee report as required by the SEC’s rules for inclusion in our annual proxy statement.
The Audit Committee regularly holds separate sessions with our management, internal auditors, and independent registered public accounting firm.
The Compensation Committee
The Compensation Committee is currently comprised of Messrs. Villani (chairman), Rhein, Simon and Connor, each of whom is independent under the NYSE listing standards and a “non-employee director” as defined in the applicable SEC rules.
The Compensation Committee is responsible for overseeing our compensation plans and programs and setting the compensation for certain of our executive officers. The Compensation Committee has delegated to Mr. Steers the authority (with certain limitations) to grant awards under our Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) to employees who are not Section 16 officers. For additional information on the Compensation Committee’s responsibilities, see “Executive Compensation-Compensation Discussion and Analysis.”
Compensation Committee Interlocks and Insider Participation
None of the Compensation Committee’s members is or has been an officer or employee of the company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served on our Board or as a member of the Compensation Committee during 2015.
The Nominating Committee
The Nominating Committee is currently comprised of Messrs. Simon (chairman), Rhein, Villani and Connor, each of whom is independent under the NYSE listing standards. The Nominating Committee is responsible for: (i) assisting the Board in identifying qualified director candidates; (ii) recommending to the Board the director nominees to be elected at annual meetings of shareholders; (iii) recommending to the Board corporate governance guidelines applicable to the company; (iv) leading the Board in its annual evaluation; and (v) recommending to the Board nominees for each committee of the Board.

Meetings
The Board met five times during 2015. During 2015, the committees of the Board held the following number of meetings: Audit Committee-eight meetings; Compensation Committee-four meetings; and Nominating Committee-three meetings. During 2015, each director attended at least 75% of the meetings of the Board and each committee on which such director served.
The Board believes that it is important for shareholders to have the opportunity to meet and talk to the independent directors. Therefore, the Board generally schedules a board meeting in conjunction with our annual meetings of shareholders and expects directors, absent valid reasons, to attend the annual meeting of shareholders. All of the members of the Board attended the 2015 annual meeting of shareholders.
Director Compensation
The Nominating Committee reviews and recommends to the Board the compensation of our non-management directors. The Nominating Committee generally reviews director compensation every two years to ensure that director compensation remains competitive. As part of this review, the Nominating Committee consults with McLagan Partners (“McLagan”) to determine the reasonableness and adequacy of our non-management director compensation. Beginning in fiscal 2016, Mr. Cohen, who retired from the company in February 2016, will receive compensation for serving as a non-management director. Mr. Steers does not receive additional compensation for serving as a director.
Each non-management director receives an annual retainer in the amount of $170,000 ($70,000 of which is payable quarterly in cash and $100,000 which is payable quarterly in restricted stock units). The restricted stock units are awarded under our Stock Incentive Plan. They are 100% vested on the grant date and the common stock underlying the restricted stock units is delivered on the third anniversary of the grant date. Dividends on the restricted stock units are paid in cash as and when dividends are paid by us on our common stock. Any fractional shares are paid in cash.
Beginning in fiscal 2016, the chairman of the Board will receive an additional annual cash retainer of $180,000. The chairman of the Audit Committee receives an additional annual cash retainer of $15,000, the chairman of the Compensation Committee receives an additional annual cash retainer of $7,500, and the chairman of the Nominating Committee receives an additional annual cash retainer of $5,000. Each member of the Audit Committee (including the chairman) receives an additional annual cash retainer of $15,000, each member of the Compensation Committee (including the chairman) receives an additional annual cash retainer of $7,500, and each member of the Nominating Committee (including the chairman) receives an additional annual cash retainer of $5,000.
Non-management directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings as well as reasonable expenses for continuing education programs related to their role as members of the Board.
Non-management directors are not paid additional fees for attending, either in person or telephonically, individual meetings of the Board or its committees. Compensation for participation in such meetings is included in the directors’ annual retainers as described above. In addition, non-management directors do not receive any fees or compensation from us other than compensation for serving as a director.
The following table sets forth the compensation paid by the Company to the non-management directors in 2015 (other than Mr. Cohen who was our executive chairman in 2015 and received no additional compensation for serving as a director).

2015 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Rhein	112,528	99,972(2)	—	—	—	—	212,500
Richard Simon	102,528	99,972(2)	—	—	—	—	202,500
Edmond Villani	105,028	99,972(2)	—	—	—	—	205,000
Frank Connor	97,528	99,972(2)	—	—	—	—	197,500
 ______________________________________________

(1)
The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted during fiscal year ended December 31, 2015 computed using the average of the high and low stock price for shares of the company’s common stock in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”).

(2)
These restricted stock units were 100% vested on the grant date, and the common stock underlying the restricted stock units will be delivered on the third anniversary of the grant date. None of the directors held any unvested restricted stock units at December 31, 2015. Includes 599 restricted stock units granted on January 2, 2015 having a grant date fair value of $24,996; 614 restricted stock units granted on April 1, 2015 having a grant date fair value of $24,993; 731 restricted stock units granted on July 1, 2015 having a grant date fair value of $24,986; and 917 restricted stock units granted on October 1, 2015 having a grant date fair value of $24,997.

OWNERSHIP OF COHEN & STEERS COMMON STOCK
Principal Shareholders
As of March 10, 2016, our chief executive officer, Robert Steers, and our chairman, Martin Cohen, each directly and indirectly owned approximately 26.1% and 24.9%, respectively, of our outstanding common stock. As long as Mr. Steers and Mr. Cohen continue to own a majority of the voting power of our common stock, together they will be able to elect our entire Board and generally to determine the outcome of all corporate actions requiring shareholder approval.
Beneficial Ownership of Certain Stockholders, Directors and Executive Officers
The following securities ownership table sets forth certain information with respect to the beneficial ownership of our common stock as of March 10, 2016 by: (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all of our executive officers and directors as a group.
Except as otherwise noted, each person exercises sole voting power or investment power over the shares of common stock beneficially owned by such person. The number of shares of common stock shown in the following security ownership table as beneficially owned by each director and executive officer was determined in accordance with SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose.
For purposes of the following security ownership table, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which such person has the right to acquire within 60 days of March 10, 2016 through the exercise of any option, warrant or right or the delivery of shares of common stock underlying restricted stock units.
As of March 10, 2016, there were 45,837,581 shares of our common stock outstanding. This amount does not include shares of common stock underlying restricted stock units issued by us to our employees. See footnote 1 to the following securities ownership table.

Name(†)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock Outstanding	Amount of Restricted Stock Units Owned(1)
Baron Capital Group, Inc. 767 Fifth Avenue New York	2,973,140(2)	6.5%	—
Martin Cohen	11,407,144(3)	24.9%	64,516
Robert Steers	11,964,910(4)	26.1%	141,552
Peter Rhein	19,206	*	7,335
Richard Simon	24,235	*	7,335
Edmond Villani	23,235	*	7,335
Frank Connor	—	*	4,877
Joseph Harvey	1,188,233	2.6%	127,874
Adam Derechin	413,440	*	53,637
Matthew Stadler	150,639	*	60,329
Francis Poli	12,352	*	50,836
All directors and executive officers as a group (11 persons)	25,205,245	55.0%	549,292
__________________________

†
The address for each of the directors and executive officers is c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Except as otherwise noted below and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares listed and may, from time to time, hold shares in accounts that have a margin feature.

*	The number of shares of common stock held by such individual is less than 1% of the outstanding shares of such class of common stock.

(1)
Represents non-voting restricted stock units granted under the Stock Incentive Plan. Additional information relating to awards of restricted stock units to our named executive officers under the Stock Incentive Plan appears in the Compensation Discussion and Analysis and the Summary Compensation Table.

(2)	This information has been obtained from a Schedule 13G/A filed on February 16, 2016 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., and Ronald Baron.

(3)
Includes 1,340,701 shares of common stock held by The Martin Cohen 1998 Family Trust, of which a member of Mr. Cohen’s immediate family serves as trustee. Mr. Cohen disclaims beneficial ownership of the shares held by this trust.

(4)
Includes 950,920 shares of common stock held by the Robert Steers Family Trust, of which a member of Mr. Steers’ immediate family serves as trustee, and 4,478,840 shares held by the Steers’ 2014 Descendants’ Trust, of which members of Mr. Steers’ immediate family serve as trustees. Mr. Steers disclaims beneficial ownership of the shares held by these trusts.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than ten percent of a registered class of our equity securities to file reports of holdings of, and transactions in, our common stock with the SEC. To the best of our knowledge, based solely on a review of copies of such reports filed with the SEC and representations from our officers and directors, we believe that all persons subject to reporting filed the required reports on time in 2015, except as set forth below.
On June 12, 2015, the following directors and officers filed Statements of Changes in Beneficial Ownership on Form 4:
Robert Steers, Martin Cohen, Joseph Harvey, and Adam Derechin to report the acquisition of dividend equivalent restricted stock units accrued in connection with the company’s quarterly dividends for 2005 through 2014 and special dividends for 2010 through 2014.
Matthew Stadler to report the acquisition of dividend equivalent restricted stock units accrued in connection with the company’s quarterly dividends for 2006 through 2014 and special dividends for 2010 through 2014.
Francis Poli to report the acquisition of dividend equivalent restricted stock units accrued in connection with the company’s quarterly dividends for 2008 through 2014 and special dividends for 2010 through 2014.
Elena Dulik, our chief accounting officer, to report the acquisition of dividend equivalent restricted stock units accrued in connection with the company’s quarterly and special dividends for 2014.
On February 4, 2015, Robert Steers, Martin Cohen, and Adam Derechin to report the grant of 42,078, 9,880, and 15,978 restricted stock units, respectively, that occurred on January 30, 2015.

OTHER EXECUTIVE OFFICERS
In addition to Mr. Steers, the following individuals currently serve as our executive officers:

Name	Age	Position
Joseph Harvey	52	President
Adam Derechin	51	Executive vice president and chief operating officer
Matthew Stadler	61	Executive vice president and chief financial officer
Francis Poli	53	Executive vice president, general counsel and corporate secretary
Todd Glickson	48	Executive vice president and director of global marketing and product solutions
Joseph M. Harvey, president, is responsible for the company’s investment department and, together with our chief executive officer, the execution of the company’s strategic initiatives and business plan. Prior to joining the company in 1992, he was a vice president with Robert A. Stanger Co., where for five years he was an analyst specializing in real estate, oil & gas, and related securities for the firm’s research and consulting activities. Mr. Harvey has a BSE degree from Princeton University. Mr. Harvey also serves as a vice president of each of the company’s open-end and closed-end funds, and as a director of each of the company’s closed-end funds and certain of the company’s open-end funds.
Adam M. Derechin, CFA, executive vice president and chief operating officer, is responsible for the company’s investment administration and systems departments. Prior to joining the company in 1993, he worked for the Bank of New England, where he supervised mutual fund accountants. Mr. Derechin has a BA degree from Brandeis University and an MBA degree from the University of Maryland. Mr. Derechin also serves as chief executive officer and president of each of the company’s open-end and closed-end funds and as a director of Cohen & Steers SICAV.
Matthew S. Stadler, CPA, executive vice president and chief financial officer, oversees the company’s accounting and finance department. Prior to joining the company in 2005, he served as a managing director at Lehman Brothers Inc. and chief financial officer of Neuberger Berman Inc., a Lehman Brothers company. He joined Neuberger Berman in 1999 and served as chief financial officer while the firm was an independent public company. Mr. Stadler also served as a senior vice president and chief financial officer of National Discount Brokers Group from May 1999 until October 1999 and a senior vice president and chief financial officer of Santander Investment Securities Inc. from August 1994 until April 1999. Mr. Stadler is also a director of Cohen & Steers Asia Limited and Cohen & Steers UK Limited.
Francis C. Poli, executive vice president, general counsel and corporate secretary, oversees the company’s legal and compliance department. Prior to joining the company in 2007, Mr. Poli was managing director, chief legal officer and director of U.S. compliance for Allianz Global Investors. Prior to that, Mr. Poli served as vice president and assistant general counsel at J.P. Morgan & Co. and as an associate in the Securities Practice Group at Kelley Drye & Warren. Mr. Poli has a BA degree from Boston College and a JD from Pace University School of Law. Mr. Poli also serves as chief legal officer and secretary of each of the company’s open-end and closed-end funds and as a director of Cohen & Steers Asia Limited, Cohen & Steers UK Limited and Cohen & Steers SICAV.
Todd Glickson, executive vice president and director of global marketing and product solutions, oversees the company’s marketing, communications and product development initiatives. Prior to joining the company in 2014, Mr. Glickson served as managing director of product development and strategy at Principal Global Investors from 2007 until 2014, where he helped lead the product development process. Prior to that, Mr. Glickson was head of product development and institutional marketing at Hartford Investment Management. Mr. Glickson has an MA from the University of Kentucky and a BS from Carnegie Mellon University.

There are no family relationships between or among any of our directors and executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Overview
This section of the proxy statement describes how our named executive officers are compensated. For fiscal 2015, our named executive officers were Robert Steers, our chief executive officer, Joseph Harvey, our president, Matthew Stadler, our chief financial officer, Adam Derechin, our chief operating officer, and Francis Poli, our general counsel.
We rely on a highly qualified and experienced management team that is focused on achieving profitable and sustainable financial results, delivering strong investment performance, and expanding investment capabilities to include a range of high-quality, attractive products and services. We emphasize performance metrics that are intended to create long-term shareholder value, including revenue, net flows, and assets under management, and our compensation programs are designed to reward executives for increasing shareholder value.
Compensation Objectives and Philosophy
Our executive compensation programs are designed to:

•	Attract and retain high-caliber leadership;

•	Link compensation to company and individual achievements; and

•	Align our executives’ interests with those of our shareholders.
In setting compensation, we believe that:

•
Compensation should be linked to performance. Compensation levels should reflect an executive’s role in helping the company achieve its financial and strategic objectives as well as an executive’s leadership skills and experience, retention risk and individual performance. Our weighting towards performance-based variable “at risk” compensation creates opportunity for higher incentive compensation if superior performance is achieved and lower incentive compensation if our performance goals are not met.

•
Compensation levels should be competitive. Our Compensation Committee reviews on an annual basis compensation survey data provided by McLagan, our compensation consultant, to ensure that our compensation programs are competitive in the context of company performance, individual performance and experience, and job responsibilities. The survey data provides a comparison of our compensation levels relative to industry peers with whom we compete for leadership talent.

•
Equity awards should constitute a significant percentage of total compensation. Restricted stock units constitute a significant percentage of our executive officers’ total compensation. By awarding restricted stock units, we seek to provide our executive officers with long-term incentive award opportunities that are consistent with awards made by industry peers and reflect their individual performance. In addition, we believe that awards of restricted stock units further align our executives’ interests with those of our shareholders, encourage our executives to develop and lead our business, and promote a commitment to the company’s long-term success.

Compensation Setting Process
Compensation consultant. The Compensation Committee has sole discretion to retain and terminate compensation consultant(s) to assist in the evaluation of the compensation of our executive officers. In 2015, the Compensation Committee retained McLagan, a leading compensation consulting and research firm, to advise it on matters related to the compensation of our named executive officers and our compensation programs in general. Specifically, McLagan advised the Compensation Committee in determining individual base salaries, incentive performance bonuses, and restricted stock unit award amounts for our named executive officers.
Under SEC and NYSE rules, the Compensation Committee is required to perform an independence assessment prior to selecting any compensation consultant and must evaluate, at least annually, whether any work provided by such consultant raised any conflicts of interest. The Compensation Committee assessed McLagan’s independence at its meeting on February 25, 2016. In assessing McLagan’s independence, the Compensation Committee examined the services that McLagan provided during fiscal 2015 and determined that neither McLagan nor its affiliates provided any services to the company or any of the company’s affiliates other than as set forth herein. Accordingly, the Compensation Committee determined that McLagan is independent and that McLagan’s work did not raise any conflicts of interest.
Peer data. The Compensation Committee reviews compensation data from public and private asset management companies. The Compensation Committee believes that this comparative data is useful and appropriate in setting competitive compensation levels for our named executive officers because the company must compete with other asset management companies for executive talent and must attract and retain critical executive talent with industry-specific skills and experience.
For fiscal 2015, the Compensation Committee, with advice from McLagan, assessed market pay levels using the following peer groups.
15 public asset management companies, including:

AllianceBernstein L.P.	Janus Capital Group, Inc.
Artisan Partners	Legg Mason, Inc.
BlackRock, Inc.	Manning & Napier
Calamos Asset Management, Inc.	Pzena Investment Management, Inc.
Eaton Vance Corp.	T. Rowe Price Group, Inc.
Franklin Resources, Inc.	Virtus Investment Partners, Inc.
GAMCO Investors, Inc.	Waddell & Reed
Invesco Ltd.
34 asset management companies with similar assets under management, including:

Aberdeen Asset Management, Inc.	Heitman LLC
Acadian Asset Management, LLC	INTECH Investment Management, LLC
American Beacon Advisors	Logan Circle Partners, L.P.
AMG Funds, LLC	Mercer Global Investments
Arrowstreet Capital, L.P.	Newton Investment Management Ltd
AXA Investment Managers	PanAgora Asset Management, Inc.
Baillie Gifford Overseas	PineBridge Investments
BNP Paribas Investment Partners	Pioneer Investment Management
The Boston Company Asset Management, LLC	Research Affiliates LLC
Brandywine Global Investment Management, LLC	RidgeWorth Capital Management LLC
Brown Advisory	Sands Capital Management, LLC
Brown Brothers Harriman & Co.	Schroder Investment Management North America, Inc.
Causeway Capital Management, LLC	Thornburg Investment Management, Inc.
DuPont Capital Management	Virtus Investment Partners, Inc.
Epoch Investment Partners, Inc.	Vontobel Asset Management, Inc.
GIC Private Limited	William Blair & Company, LLC
Harding Loevner Management L.P.	WisdomTree Investments, Inc.
Role of management. Our senior management, under the leadership of our chief executive officer, plays an important role in designing and administering our compensation programs. Senior management’s role includes recommending compensation plans and programs to the Compensation Committee, implementing the Compensation Committee’s decisions with respect to such plans and programs, and assisting and supporting the Compensation Committee in carrying out its duties.

Our chief executive officer attends selected portions of Compensation Committee meetings and provides input about the individual performance of the other named executive officers, and makes recommendations to the Compensation Committee about appropriate compensation levels for the other named executive officers.
Risk considerations. The Compensation Committee has discussed risk as it relates to our compensation programs with management and McLagan, and the Compensation Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. By utilizing a balanced approach to total compensation, whereby a significant percentage of each named executive officer’s total compensation is awarded in restricted stock units and is based on company and individual performance, we seek to align the interests of our named executive officers with the interests of our shareholders.
Say-on-Pay and Say-on-Frequency. In determining executive compensation for 2015, the Compensation Committee considered the voting results of our most recent shareholder “say-on-pay” vote. A substantial majority of our shareholders (92.69% of the votes cast) approved the compensation of our named executive officers as described in our 2015 proxy statement. Based on the level of support, the Compensation Committee determined that shareholders generally support our compensation practices. Accordingly, our approach to executive compensation for 2015 remained consistent with past practice. The Compensation Committee intends to continue to consider the views of our shareholders when designing, reviewing, and administering the company’s compensation programs and practices.
At our 2011 Annual Meeting of Shareholders, a substantial majority of our shareholders (91.3% of the votes cast) voted for “say-on-pay” proposals to occur once every year. In light of this vote, and consistent with our recommendation, the Board determined that it currently intends to include a say-on-pay vote once every year until the next required vote on the frequency of shareholder votes on named executive officer compensation. Accordingly, we are holding the next annual “say-on-pay” vote at this Annual Meeting. We currently expect the next advisory vote on the frequency of shareholder votes on named executive officer compensation to occur at our 2017 Annual Meeting of Shareholders.
Elements of Executive Compensation
Our named executive officers’ compensation consists of base salary and annual incentive performance compensation.
Base salary. Base salaries are set at levels that are competitive with similar positions at comparable asset management companies. Consistent with industry practice and our pay-for-performance philosophy, the Compensation Committee sets base salaries for our named executive officers at levels that constitute a low percentage of their total compensation.
Although we review base salaries annually, they are generally increased less frequently. Increases, if any, to our named executives officers’ base salaries are made to recognize a significant expansion of an individual’s responsibilities, outstanding and sustained individual performance, or when industry data indicates that an individual’s salary significantly deviates from market levels. From 2008 through 2013, we did not increase any of the named executive officers’ base salaries.
Annual incentive performance compensation. We award annual incentive performance bonuses to our named executive officers under our Amended and Restated Annual Incentive Plan (the “Annual Incentive Plan”). Annual incentive performance bonuses are designed to link bonuses to individual performance, company performance, and long-term increases in shareholder value. Consistent with the company’s pay-for-performance philosophy, incentive performance bonuses represent the largest portion of our named executive officers’ total compensation.
At the beginning of each fiscal year, the Compensation Committee, with input from management, sets the performance objectives, which may be based on the company’s net revenues, income, assets under management, net flows, investment performance and other factors as determined by the Compensation Committee. The Compensation Committee also determines the maximum annual incentive performance bonus for each named executive officer, which is expressed as a percentage of our adjusted pre-tax profit. Adjusted pre-tax profit is our pre-incentive and pre-tax income, excluding extraordinary items. The maximum annual incentive performance bonus set for each named executive officer is a cap on the amount of compensation that may be paid while maintaining the tax deductibility of the bonus as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. The amount of annual incentive performance bonuses actually paid to our named executive officers are typically less than the maximum percentages set by the Compensation Committee. The Compensation Committee believes that the company’s bonus structure is in our shareholders’ best interests because it provides for the deductibility of performance-based compensation while allowing the Compensation Committee to appropriately compensate our named executive officers based on the performance of the company and the individual.
After the end of each fiscal year, the Compensation Committee determines the annual incentive performance bonus that will actually be paid to each named executive officer. In determining this, the Compensation Committee does not rely on predetermined formulas, weighted factors, specific benchmark percentiles or other specific and potentially limiting criteria. Rather, the Compensation Committee considers:

•	the overall performance of the company;

•	individual performance based on the achievement of individual performance goals;

•	industry data provided by McLagan for peer competitors;

•	historical compensation levels for each named executive officer; and

•	other factors that the Compensation Committee deems relevant.
In addition, the Compensation Committee considers recommendations from our chief executive officer in determining annual incentive performance bonuses for the named executive officers other than the chief executive officer.
Annual incentive performance bonuses are generally paid in January of the year following the fiscal year performance period and are generally comprised of cash and restricted stock units. The Compensation Committee retains the discretion to adjust the cash and equity components of annual incentive performance bonuses from year to year as it deems appropriate.
RSU Awards
As part of their annual incentive performance bonuses, our named executive officers receive restricted stock units awarded under our Stock Incentive Plan. The restricted stock units generally vest ratably over four years and any dividends paid by us on our common stock are reflected in additional restricted stock units. All accrued dividends vest and will be delivered in a single installment on the last anniversary of the grant date.
Mandatory Stock Bonus Program
To retain our named executive officers and promote stock ownership, we mandatorily defer a significant portion of their annual incentive performance bonuses into restricted stock units as required by our Mandatory Stock Bonus Program. Prior to performance year 2012, the company matched 25% of the mandatorily deferred amount in additional restricted stock units. However, the company discontinued the match commencing with performance year 2012. All historical awards made pursuant to the company match will continue to vest and be delivered in accordance with their terms. Any dividends paid by us on our common stock are reflected in additional restricted stock units on such deferred amounts and company match. The restricted stock units vest ratably over four years and all accrued dividends vest in a single installment on the fourth anniversary of the grant date. For the amounts mandatorily deferred for each named executive officer, see the tables contained on pages 21 and 22.
Optional Stock Purchase Program
From 2004 through 2012, our named executive officers could voluntarily defer up to 25% of their annual incentive performance bonus into restricted stock units as permitted under our Optional Stock Purchase Program. This voluntary deferral was in addition to the amount that was mandatorily deferred under the Mandatory Stock Bonus Program. Under the terms of our Optional Stock Purchase Program, we matched 25% of the voluntarily deferred amount in additional restricted stock units. Any dividends paid by us on our common stock were reflected in additional restricted stock units on such deferred amounts and company match. The restricted stock units granted as part of voluntarily deferred amounts were 100% vested on the grant date and the common stock underlying such restricted stock units was delivered on the third anniversary of the grant date. The restricted stock units granted as part of the company match, and all accrued dividends, vested, and the common stock underlying such restricted stock units, was delivered in a single installment on the third anniversary of the grant date.

2015 Executive Compensation
Chief executive officer. For fiscal 2015, the Compensation Committee set Mr. Steers’ base salary at $750,000, an amount that has remained unchanged since 2008. The Compensation Committee believes that Mr. Steers’ base salary is reasonable and competitive in light of his responsibilities, performance and experience.
On February 26, 2015, the Compensation Committee met and set the 2015 performance goals for the company and for Mr. Steers. At that meeting, the Compensation Committee determined that the maximum annual incentive performance bonus payable to Mr. Steers would be no more than 5.0% of the company’s 2015 adjusted pre-tax profit, subject to the $10 million individual maximum payment amount set forth in the Annual Incentive Plan. In establishing this percentage, the Compensation Committee expected that the annual incentive performance bonus actually paid to Mr. Steers for fiscal 2015 would be less than the maximum percentage.
On January 8, 2016, the Compensation Committee met to determine Mr. Steers’ 2015 annual incentive performance bonus. As part of this process, the Compensation Committee considered the following factors:

•	The company’s strategic, investment and financial performance for 2015.

•	Mr. Steers’ impact on the company’s strategic, investment and financial performance.

•	Mr. Steers’ individual performance based on the achievement of his individual performance goals for 2015.

•	Mr. Steers’ increased responsibilities as sole chief executive officer.

•	Mr. Steers’ compensation during 2014.

•	Competitive pay levels as measured against the two peer groups set forth above.
Based on its overall evaluation of these factors, the Compensation Committee increased Mr. Steers’ annual incentive performance bonus for performance year 2015 by approximately 4%, recognizing the company’s performance, Mr. Steers’ individual performance and his increased responsibilities as sole chief executive officer. Approximately 60% of Mr. Steers’ total compensation was deferred and paid in restricted stock units.
The following table sets forth total compensation considered and approved by the Compensation Committee for Mr. Steers for the 2015 performance year. The amounts disclosed are presented in a format that differs from the amounts required to be disclosed by SEC regulations in the Summary Compensation Table. Total compensation for 2014 and 2013 are included for comparative purposes.

			Annual Incentive Performance Bonus
Name	Performance Year	Annual Base Salary ($)	Cash ($)	Mandatory RSU Deferral ($)	RSU Award ($)	Total Compensation ($)
Robert Steers	2015	750,000	486,250	1,458,750	405,000	3,100,000
	2014	750,000	461,250	1,383,750	405,000	3,000,000
	2013	750,000	365,294	1,254,706	405,000	2,775,000
The restricted stock unit amounts included in the table above for the 2015 performance year were actually granted in January 2016, and therefore, are not reflected in the Summary Compensation Table or the 2015 Grants of Plan-Based Awards table because they were not granted in 2015.
Other named executive officers. After a review of competitive pay levels, the Compensation Committee decided to increase Messrs. Stadler’s, Derechin’s and Poli’s base salaries from $300,000 in fiscal 2014 to $325,000 in fiscal 2015. For fiscal 2015, the Compensation Committee decided to leave Mr. Harvey’s base salary unchanged from his 2014 base salary of $600,000.
On February 26, 2015, the Compensation Committee met and set the 2015 performance goals for the company and each of Messrs. Harvey, Stadler, Derechin and Poli. At that meeting, the Compensation Committee determined that the maximum annual incentive performance bonus payable to Messrs. Harvey, Stadler, Derechin and Poli would be no more than 4.0%, 2.5%, 2.5% and 2.5%, respectively, of our 2015 adjusted pre-tax profit, each subject to the $10 million individual maximum payment amount set forth in the Annual Incentive Plan. In establishing these percentages, the Compensation Committee expected that the annual incentive performance bonuses actually paid to Messrs. Harvey, Stadler, Derechin and Poli for 2015 would be less than their respective maximum percentages.
On January 8, 2016, the Compensation Committee met and determined the 2015 annual incentive performance bonuses for Messrs. Harvey, Stadler, Derechin and Poli. In determining these awards, the Compensation Committee considered the following:

•	The company’s strategic, investment and financial performance for 2015.

•	Individual performance based on the achievement of individual performance goals for 2015.

•	Mr. Steers’ recommendations and assessments of individual performance.

•	Historical annual incentive performance bonuses and current salary levels.

•	Individual responsibilities.

•	Competitive pay levels as measured against the two peer groups set forth above.
The Compensation Committee increased the 2015 annual incentive performance bonuses for each of Messrs. Stadler, Poli and Harvey by approximately 11%, 9% and 19%, respectively, compared to performance year 2014, recognizing the company’s performance and individual performance, and with respect to Mr. Harvey, an increase in his responsibilities. Approximately 66%, 44%, 45%, and 44% of Messrs. Harvey’s, Stadler’s, Derechin’s and Poli’s total compensation, respectively, was deferred and paid in restricted stock units. Mr. Derechin’s annual incentive performance bonus for 2015 remained unchanged from 2014.
The table below sets forth total compensation considered and approved by the Compensation Committee for each of Messrs. Harvey, Stadler, Derechin and Poli for the 2015 performance year. The amounts disclosed are presented in a format that differs from the amounts required to be disclosed by SEC regulations in the Summary Compensation Table. Total compensation for 2014 and 2013 are included for comparative purposes.

			Annual Incentive Performance Bonus
Name	Performance Year	Annual Base Salary ($)	Cash ($)	Mandatory RSU Deferral ($)	RSU Award ($)	Total Compensation ($)
Joseph Harvey	2015	600,000	456,250	1,368,750	675,000	3,100,000
	2014	600,000	716,250	708,750	675,000	2,700,000
	2013	500,000	556,250	568,750	675,000	2,300,000

Matthew Stadler	2015	325,000	693,062	548,188	258,750	1,825,000
	2014	300,000	604,312	486,938	258,750	1,650,000
	2013	300,000	538,500	451,500	258,750	1,548,750

Adam Derechin	2015	325,000	511,956	450,669	237,375	1,525,000
	2014	300,000	520,706	441,919	237,375	1,500,000
	2013	300,000	480,000	420,000	237,375	1,437,375

Francis Poli	2015	325,000	525,850	458,150	216,000	1,525,000
	2014	300,000	469,600	414,400	216,000	1,400,000
	2013	300,000	421,500	388,500	216,000	1,326,000
The restricted stock unit amounts included in the table above for the 2015 performance year were actually granted in January 2016, and therefore, are not reflected in the Summary Compensation Table or the 2015 Grants of Plan-Based Awards table because they were not granted in 2015.
Benefits and Perquisites
Our named executive officers are eligible to receive the same benefits and perquisites that are offered to all of our other employees.

Employee Stock Purchase Plan
We encourage our employees to own stock in the company. Under our Amended and Restated Employee Stock Purchase Plan (“ESPP”), eligible employees may elect to contribute on an after-tax basis between 1% and 10% of their annual salary and incentive performance bonus to purchase our common stock, subject to a $25,000 annual Internal Revenue Service maximum. Shares are purchased at a 15% discount of the fair market value of our common stock as determined on the last business day of each of the quarterly offering periods. All named executive officers other than Mr. Steers may participate in the ESPP on the same basis as all other eligible employees.
401(k) Plan
We offer a tax-qualified 401(k) plan to all eligible employees. Employees may elect to contribute on a pre-tax basis between 1% and 100% of their annual compensation to the 401(k) plan, subject to the annual Internal Revenue Service maximum. We match 50% of employee contributions in order to encourage employee participation, with such matching contribution vesting over a five-year period. All named executive officers may participate in the 401(k) plan on the same basis as all other eligible employees.
Pension Benefits
Other than our broad-based 401(k) plan, we do not sponsor any pension plans.
Hedging of the Company’s Stock
Our employees, including our named executive officers, are prohibited from engaging in any transaction intended to hedge or minimize losses in our securities, including engaging in transactions in puts, calls or other derivatives on our securities, or short-selling our securities or “selling against the box” (i.e., failing to deliver sold securities).
Forfeiture/Clawback
At the discretion of the Compensation Committee, awards made under the Annual Incentive Plan and Stock Incentive Plan may be subject to reduction, cancellation, forfeiture or recovery upon the occurrence of certain specified events, in addition to any other applicable vesting or performance conditions of an award. Such events may include, but are not be limited to, termination of employment for cause, termination of the executive’s provision of services to the company, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the executive, or restatement of the company’s financial statements to reflect adverse results from previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.
Stock Ownership Guidelines
The company believes that its executive officers should own a meaningful amount of shares of the company to more closely align their interests with our shareholders. However, the company does not believe that it is necessary to adopt stock ownership guidelines requiring our executive officers and directors to own a specified amount of company stock because our executive officers and directors collectively continue to own a substantial percentage of our stock. Our chief executive officer, together with our chairman, owns a majority of our outstanding stock, aligning their interests with our other shareholders.
Termination and Change in Control Arrangements
Under the terms of the restricted stock unit award agreements between the company and each named executive officer, upon a change in control (as such term is defined in the Stock Incentive Plan) of the company, all unvested restricted stock units held by any named executive officer will immediately vest in full if such executive’s employment is terminated by the company without cause or by the executive for good reason (as such terms are defined in the restricted stock unit award agreements) within the two-year period following a change in control of the company. This “double trigger” provision is designed to ensure that our named executive officers are able to make objective business decisions that are in the best interests of our shareholders in connection with a potential change in control. For additional information on the accelerated vesting of restricted stock units upon a change in control of the company, see “Accelerated Vesting of Restricted Stock Units” below.

In addition, pursuant to the terms of his employment agreement, Mr. Steers is entitled to certain payments and benefits upon the occurrence of specified events, including termination of employment with and without cause. The terms of his employment agreement are described below under “Employment Agreement with Robert Steers” below. The terms of his employment agreement were determined through arms-length negotiations at the time of our initial public offering in 2004. As part of these negotiations, the company analyzed the terms of similar arrangements for comparable executives employed by comparable companies in determining the amounts payable and the triggering events upon termination of employment or a change in control.
An estimate of the compensation that would have been payable to our named executive officers upon a change in control or termination of employment, as if each termination event occurred as of December 31, 2015, is described below under “Potential Payments upon Termination or Change in Control.”
Tax Treatment of Executive Compensation
In general, Section 162(m) of the Internal Revenue Code prohibits a federal income tax deduction on compensation paid to each named executive officer in excess of $1,000,000, unless such compensation qualifies as “performance based.” Performance-based compensation means any compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the shareholders and that is determined and administered by the Compensation Committee. Performance-based compensation is excluded from the $1,000,000 limitation and should be tax deductible.
Our compensation plans are structured so that all amounts paid under those plans to our named executive officers should generally be fully deductible. On an annual basis, the Compensation Committee establishes performance criteria in an effort to ensure the tax deductibility of performance-based awards made to our named executive officers under the Annual Incentive Plan and the Stock Incentive Plan. Accordingly, all such compensation for 2015 should be deductible by us. However, based on the complexity of our business, the rapidly changing nature of the industry, as well as the continued competitive market for outstanding leadership talent, we believe it may be appropriate and competitive from time to time to consider certain compensation even though it may not be fully tax deductible.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2015, as incorporated by reference to this proxy statement.
In accordance with SEC rules, the following Compensation Committee Report shall not be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act of 1933, as amended (the “Securities Act”) and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

MEMBERS OF THE COMPENSATION COMMITTEE
Edmond D. Villani (chairman) Peter L. Rhein Richard P. Simon Frank T. Connor

Summary Compensation Table
The following table sets forth information about the total compensation paid to our named executive officers in 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Robert Steers CEO	2015	750,000	—	1,788,736	—	486,250	—	171,214 (4)	3,196,200
	2014	750,000	—	1,659,661	—	461,250	—	253,575 (5)	3,124,486
	2013	750,000	—	1,799,978	—	365,294	—	264,282 (6)	3,179,554

Joseph Harvey President	2015	600,000	—	1,383,701	—	456,250	—	118,821 (4)	2,558,772
	2014	600,000	—	1,243,717	—	716,250	—	169,195 (5)	2,729,162
	2013	500,000	—	1,440,577	—	556,250	—	183,495 (6)	2,680,322

Matthew Stadler CFO	2015	325,000	—	745,625	—	693,063	—	75,326 (4)	1,839,014
	2014	300,000	—	710,195	—	604,312	—	108,811 (5)	1,723,318
	2013	300,000	—	777,470	—	538,500	—	118,666 (6)	1,734,636

Adam Derechin COO	2015	325,000	—	679,225	—	511,956	—	71,380 (4)	1,587,561
	2014	300,000	—	657,345	—	520,706	—	103,900 (5)	1,581,951
	2013	300,000	—	743,696	—	480,000	—	108,266 (6)	1,631,962

Francis Poli General Counsel	2015	325,000	—	630,381	—	525,850	—	65,954 (4)	1,547,185
	2014	300,000	—	604,485	—	469,600	—	93,684 (5)	1,467,769
	2013	300,000	—	659,970	—	421,500	—	100,185 (6)	1,481,655
________________________

(1)	The annual incentive performance bonus for each named executive officer is reported in this Summary Compensation Table in the columns “Stock Awards” and “Non-Equity Incentive Plan Compensation.”

(2)
The amounts in this column reflect the aggregate grant date fair value of restricted stock units granted in the fiscal year noted for each named executive officer (but not necessarily the performance year in which they were earned because the company typically grants stock awards in January of the year following the performance year) in accordance with ASC Topic 718. The grant date fair value was determined using the average of the high and low stock price of the company’s common stock on the date of grant. The 2015 Grants of Plan-Based Awards table contained in this proxy statement discloses the number and grant date fair value of restricted stock units granted in fiscal year 2015 to each named executive officer for the 2014 performance year.

(3)	The named executive officers received no perquisites or other personal benefits that were not otherwise offered to all of our other employees.

(4)
Includes a matching contribution in our 401(k) Plan of $12,000 for each of Messrs. Steers, Harvey, Stadler, Derechin and Poli. Also includes $159,214, $106,821, $63,326, $59,380 and $53,954 in dividend equivalent restricted stock units accrued in 2015 on unvested restricted stock units held by each of Messrs. Steers, Harvey, Stadler, Derechin and Poli.

(5)
Includes a matching contribution in our 401(k) Plan of $11,500 for each of Messrs. Steers, Harvey, Stadler, Derechin and Poli. Also includes $242,075, $157,695, $97,311, $92,400 and $82,184 in dividend equivalent restricted stock units accrued in 2014 on unvested restricted stock units held by each of Messrs. Steers, Harvey, Stadler, Derechin and Poli.

(6)
Includes a matching contribution in our 401(k) Plan of $11,500 for each of Messrs. Steers, Harvey, Stadler and Poli and $8,750 for Mr. Derechin. Also includes $252,782, $171,995, $107,166, $99,516 and $88,685 in dividend equivalent restricted stock units accrued in 2013 on unvested restricted stock units held by each of Messrs. Steers, Harvey, Stadler, Derechin and Poli.

2015 Grants of Plan-Based Awards
The following table sets forth the actual number of unvested restricted stock units granted in 2015 to our named executive officers and the grant date fair value of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Action Date(1)	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Robert Steers	1/30/15	1/9/15	—	—	—	—	—	—	42,078(3)	—	—	1,788,736

Joseph Harvey	1/30/15	1/9/15	—	—	—	—	—	—	32,550(4)	—	—	1,383,701

Matthew Stadler	1/30/15	1/9/15	—	—	—	—	—	—	17,540(5)	—	—	745,625

Adam Derechin	1/30/15	1/9/15	—	—	—	—	—	—	15,978(6)	—	—	679,225

Francis Poli	1/30/15	1/9/15	—	—	—	—	—	—	14,829(7)	—	—	630,381
________________________
(1) Restricted stock unit awards, including those restricted stock units awarded in accordance with our Mandatory Stock Bonus Program, are generally granted in the year following the fiscal year performance period. Accordingly, the restricted stock units awarded to each of the named executive officers for the 2015 performance period were actually granted in January 2016 and, therefore, are not included in this table because they were not granted in 2015.
The Compensation Committee approved year-end equity awards for the 2014 performance period at its meeting on January 9, 2015, with the grants being awarded on January 30, 2015. The average of the high and low price of our common stock on January 30, 2015 was used to determine the number of restricted stock units to be granted.

(2)	See “Annual Incentive Compensation” and “2015 Executive Compensation” in this proxy statement for a discussion of non-equity incentive plan awards.

(3)
Includes 9,527 restricted stock units that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Also includes 32,551 restricted stock units from the mandatory deferral of a portion of the executive’s 2014 annual incentive performance bonus. These restricted stock units vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Any dividends paid by us on our common stock are accrued in additional restricted stock units, which vest on the last business day of January 2019. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

(4)
Includes 15,878 restricted stock units that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Also includes 16,672 restricted stock units from the mandatory deferral of a portion of the executive’s 2014 annual incentive performance bonus. These restricted stock units vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Any dividends paid by us on our common stock are accrued in additional restricted stock units, which vest on the last business day of January 2019. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

(5)
Includes 6,086 restricted stock units that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Also includes 11,454 restricted stock units from the mandatory deferral of a portion of the executive’s 2014 annual incentive performance bonus. These restricted stock units vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Any dividends paid by us on our common stock are accrued in additional restricted stock units, which vest on the last business day of January 2019. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

(6)
Includes 5,583 restricted stock units that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Also includes 10,395 restricted stock units from the mandatory deferral of a portion of the executive’s 2014 annual incentive performance bonus. These restricted stock units vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Any dividends paid by us on our common stock are accrued in additional restricted stock units, which vest on the last business day of January 2019. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

(7)
Includes 5,081 restricted stock units that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Also includes 9,748 restricted stock units from the mandatory deferral of a portion of the executive’s 2014 annual incentive performance bonus. These restricted stock units vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Any dividends paid by us on our common stock are accrued in additional restricted stock units, which vest on the last business day of January 2019. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

2015 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about unvested restricted stock units for the named executive officers as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert Steers	—	—	—	—	—	134,625(2)	4,103,370	—	—

Joseph Harvey	—	—	—	—	—	104,360(3)	3,180,893	—	—

Matthew Stadler	—	—	—	—	—	56,867(4)	1,733,306	—	—

Adam Derechin	—	—	—	—	—	53,622(5)	1,634,399	—	—

Francis Poli	—	—	—	—	—	48,266(6)	1,471,148	—	—
_______________________________

(1)	Based on the closing price of our common stock of $30.48 on December 31, 2015.

(2)
Includes 834 restricted stock units granted on January 31, 2012 that vested on the last business day of January 2016; 12,506 restricted stock units granted on January 31, 2012 under the Mandatory Stock Bonus Program that vested on the last business day of January 2016; 6,815 restricted stock units granted on January 31, 2013 that vest ratably on the last business day of each of January 2016 and 2017; 20,445 restricted stock units granted on January 31, 2013 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016 and 2017; 8,414 restricted stock units granted on January 31, 2014 that vest ratably on the last business day of each of January 2016, 2017 and 2018; 26,067 restricted stock units granted on January 31, 2014 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016, 2017 and 2018; 9,527 restricted stock units granted on January 30, 2015 that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019; and 32,551 restricted stock units granted on January 30, 2015 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Also includes 17,466 unvested dividend equivalent restricted stock units acquired in connection with the executive’s mandatory restricted stock unit deferrals, including the company’s related matching contribution, and the executive’s other outstanding restricted stock units.

(3)
Includes 4,424 restricted stock units granted on January 31, 2012 that vested on the last business day of January 2016; 5,674 restricted stock units granted on January 31, 2012 under the Mandatory Stock Bonus Program that vested on the last business day of January 2016; 11,358 restricted stock units granted on January 31, 2013 that vest ratably on the last business day of each of January 2016 and 2017; 9,276 restricted stock units granted on January 31, 2013 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016 and 2017; 2,366 restricted stock units granted on January 31, 2013 pursuant to a company match under the Optional Stock Purchase Program that vested on the last business day of January 2016; 14,024 restricted stock units granted on January 31, 2014 that vest ratably on the last business day of each of January 2016, 2017 and 2018; 11,816 restricted stock units granted on January 31, 2014 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016, 2017 and 2018; 16,755 restricted stock units granted on January 30, 2015 that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019; and 16,672 restricted stock units granted on January 30, 2015 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Also includes 11,995 unvested dividend equivalent restricted stock units acquired in connection with the executive’s mandatory restricted stock unit deferrals and optional restricted stock unit deferrals, including the company’s related matching contributions, and the executive’s other outstanding restricted stock units.

(4)
Includes 1,223 restricted stock units granted on January 31, 2012 that vested on the last business day of January 2016; 4,539 restricted stock units granted on January 31, 2012 under the Mandatory Stock Bonus Program that vested on the last business day of January 2016; 4,354 restricted stock units granted on January 31, 2013 that vest ratably on the last business day of each of January 2016 and 2017; 7,421 restricted stock units granted on January 31, 2013 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016 and 2017; 5,376 restricted stock units granted on January 31, 2014 that vest ratably on the last business day of each of January 2016, 2017 and 2018; 9,380 restricted stock units granted on January 31, 2014 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016, 2017 and 2018; 6,086 restricted stock units granted on January 30, 2015 that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019; and 11,454 restricted stock units granted on January 30, 2015 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Also includes 7,034 unvested dividend equivalent restricted stock units acquired in connection with the executive’s mandatory restricted stock unit deferrals, including the company’s related matching contribution, and the executive’s other outstanding restricted stock units.

(5)
Includes 1,112 restricted stock units granted on January 31, 2012 that vested on the last business day of January 2016; 4,215 restricted stock units granted on January 31, 2012 under the Mandatory Stock Bonus Program that vested on the last business day of January 2016; 3,994 restricted stock units granted on January 31, 2013 that vest ratably on the last business day of each of January 2016 and 2017; 6,891 restricted stock units granted on January 31, 2013 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016 and 2017; 757 restricted stock units granted on January 31, 2013 pursuant to a company match under the Optional Stock Purchase Program that vested on the last business day of January 2016; 4,932 restricted stock units granted on January 31, 2014 that vest ratably on the last business day of each of January 2016, 2017 and 2018; 8,726 restricted stock units granted on January 31, 2014 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016, 2017 and 2018; 5,683 restricted stock units granted on January 30, 2015 that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019; and 10,395 restricted stock units granted on January 30, 2015 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Also includes 6,917 unvested dividend equivalent restricted stock units acquired in connection with the executive’s mandatory restricted stock unit deferrals and optional restricted stock unit deferrals, including the company’s related matching contributions, and the executive’s other outstanding restricted stock units.

(6)
Includes 1,001 restricted stock units granted on January 31, 2012 that vested on the last business day of January 2016; 3,891 restricted stock units granted on January 31, 2012 under the Mandatory Stock Bonus Program that vested on the last business day of January 2016; 3,635 restricted stock units granted on January 31, 2013 that vest ratably on the last business day of each of January 2016 and 2017; 6,361 restricted stock units granted on January 31, 2013 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016 and 2017; 4,488 restricted stock units granted on January 31, 2014 that vest ratably on the last business day of each of January 2016, 2017 and 2018; 8,071 restricted stock units granted on January 31, 2014 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016, 2017 and 2018; 5,081 restricted stock units granted on January 30, 2015 that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019; and 9,748 restricted stock units granted on January 30, 2015 under the Mandatory Stock Bonus Program that vest ratably on the last business day of each of January 2016, 2017, 2018 and 2019. Also includes 5,990 unvested dividend equivalent restricted stock units acquired in connection with the executive’s mandatory restricted stock unit deferrals, including the company’s related matching contribution, as well as the executive’s other outstanding restricted stock units.

2015 Option Exercises and Stock Vested
The following table sets forth certain information about restricted stock units held by the named executive officers that vested in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert Steers	—	—	91,526 (1)	3,927,381

Joseph Harvey	—	—	68,994 (2)	2,960,532

Matthew Stadler	—	—	42,444 (3)	1,821,272

Adam Derechin	—	—	39,974 (4)	1,715,284

Francis Poli	—	—	34,842 (5)	1,495,069
_________________________

(1)
Includes the vesting of 12,213 restricted stock units on January 30, 2015 that were originally granted on January 29, 2010 with a value realized on vesting of $524,060; 19,817 restricted stock units on January 30, 2015 that were originally granted on January 31, 2011 with a value realized on vesting of $850,347; 13,338 restricted stock units on January 30, 2015 that were originally granted on January 31, 2012 with a value realized on vesting of $572,334; 13,631 restricted stock units on January 30, 2015 that were originally granted on January 31, 2013 with a value realized on vesting of $584,906; 11,493 restricted stock units on January 30, 2015 that were originally granted on January 31, 2014 with a value realized on vesting of $493,165; 11,079 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 31, 2011 under the Mandatory Stock Bonus Program with a value realized on vesting of $475,400; and 9,955 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 29, 2010 with a value realized on vesting of $427,169.

(2)
Includes the vesting of 10,015 restricted stock units on January 30, 2015 that were originally granted on January 29, 2010 with a value realized on vesting of $429,744; 12,000 restricted stock units on January 30, 2015 that were originally granted on January 31, 2011 with a value realized on vesting of $514,920; 12,412 restricted stock units on January 30, 2015 that were originally granted on January 31, 2012 with a value realized on vesting of $532,599; 10,317 restricted stock units on January 30, 2015 that were originally granted on January 31, 2013 with a value realized on vesting of $442,702; 8,612 restricted stock units on January 30, 2015 that were originally granted on January 31, 2014 with a value realized on vesting of $369,541; 3,641 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 31, 2011 under the Mandatory Stock Bonus Program with a value realized on vesting of $156,235; 1,886 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 31, 2012 under the Optional Stock Purchase Program with a value realized on vesting of $80,928; and 10,111 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 29, 2010 and January 31, 2011 with a value realized on vesting of $433,863.

(3)
Includes the vesting of 8,549 restricted stock units on January 30, 2015 that were originally granted on January 29, 2010 with a value realized on vesting of $366,838; 6,848 restricted stock units on January 30, 2015 that were originally granted on January 31, 2011 with a value realized on vesting of $293,848; 5,762 restricted stock units on January 30, 2015 that were originally granted on January 31, 2012 with a value realized on vesting of $247,247; 5,887 restricted stock units on January 30, 2015 that were originally granted on January 31, 2013 with a value realized on vesting of $252,611; 4,917 restricted stock units on January 30, 2015 that were originally granted on January 31, 2014 with a value realized on vesting of $210,988; 3,010 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 31, 2011 under the Mandatory Stock Bonus Program with a value realized on vesting of $129,159; and 7,471 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 29, 2010 and January 31, 2011with a value realized on vesting of $320,581.

(4)
Includes the vesting of 7,572 restricted stock units on January 30, 2015 that were originally granted on January 29, 2010 with a value realized on vesting of $324,915; 6,330 restricted stock units on January 30, 2015 that were originally granted on January 31, 2011 with a value realized on vesting of $271,620; 6,066 restricted stock units on January 30, 2015 that were originally granted on January 31, 2012 with a value realized on vesting of $260,292; 5,442 restricted stock units on January 30, 2015 that were originally granted on January 31, 2013 with a value realized on vesting of $233,516; 4,551 restricted stock units on January 30, 2015 that were originally granted on January 31, 2014 with a value realized on vesting of $195,283; 2,791 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 31, 2011 under the Mandatory Stock Bonus Program with a value realized on vesting of $119,762; 593 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 31, 2012 under the Optional Stock Purchase Program with a value realized on vesting of $25,446; and 6,629 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 29, 2010 and January 31, 2011 with a value realized on vesting of $284,450.

(5)
Includes the vesting of 6,595 restricted stock units on January 30, 2015 that were originally granted on January 29, 2010 with a value realized on vesting of $282,991; 5,813 restricted stock units on January 30, 2015 that were originally granted on January 31, 2011 with a value realized on vesting of $249,436; 4,890 restricted stock units on January 30, 2015 that were originally granted on January 31, 2012 with a value realized on vesting of $209,830; 4,997 restricted stock units on January 30, 2015 that were originally granted on January 31, 2013 with a value realized on vesting of $214,421; 4,185 restricted stock units on January 30, 2015 that were originally granted on January 31, 2014 with a value realized on vesting of $179,578; 2,577 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 31, 2011 under the Mandatory Stock Bonus Program with a value realized on vesting of $110,579; and 5,785 dividend equivalent restricted stock units on January 30, 2015 that accrued on restricted stock units granted on January 29, 2010 and January 31, 2011 with a value realized on vesting of $248,234.

Nonqualified Deferred Compensation for Fiscal 2015
The following table provides a summary of awards of restricted stock units under the Optional Stock Purchase Program as of December 31, 2015. For a discussion of the Optional Stock Purchase Program, see “Compensation Discussion and Analysis-Optional Stock Purchase Program”).

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Robert Steers	—	—	—	—	—

Joseph Harvey	—	—	(21,177)(1)	478,404(2)	288,493(3)

Matthew Stadler	—	—	—	—	—

Adam Derechin	—	—	(7,219)(1)	152,631(2)	92,293(3)

Francis Poli	—	—	—	—	—
___________________________

(1)
Includes earnings during fiscal 2015 on 9,263 and 2,964 vested restricted stock units that were voluntarily deferred by Messrs. Harvey and Derechin, respectively, under the Optional Stock Purchase Program that were delivered in January 2015. Also includes losses during fiscal 2015 on 9,465 and 3,028 vested restricted stock units that were voluntarily deferred by each of Messrs. Harvey and Derechin, respectively, under the Optional Stock Purchase Program that have not been delivered. Also includes the value realized on 1,886 and 593 dividend equivalent restricted stock units that were delivered in 2015 for Messrs. Harvey and Derechin, respectively. No portion of any earnings would be considered above-market or preferential, and accordingly, no earnings are reflected in the Summary Compensation Table.

(2)
Represents the value realized on 9,263 and 2,964 vested restricted stock units for Messrs. Harvey and Derechin, respectively, which were delivered in fiscal 2015; plus the value realized on 1,886 and 593 dividend equivalent restricted stock units thereon for Messrs. Harvey and Derechin, respectively.

(3)
Represents the value of 9,465 and 3,028 vested and undelivered restricted stock units for Messrs. Harvey and Derechin, respectively, as of December 31, 2015. With respect to these restricted stock units, $312,500 and $100,000 for Messrs. Harvey and Derechin, respectively, was previously reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The values set forth in this column are based on the closing price of $30.48 of our common stock on December 31, 2015. If the executive had been terminated for any reason prior to delivery (which occurred on the last business day of January 2016), the underlying shares of common stock would not have been delivered and the executive would have received a cash payment equal to the original deferral amount ($312,500 and $100,000 for Messrs. Harvey and Derechin, respectively) six months following the date of termination.

Potential Payments upon Termination or Change in Control
Under the terms of the restricted stock unit award agreements between the company and each named executive officer (and the employment agreement with Mr. Steers), our named executive officers are entitled to certain compensation in the event of a termination of employment or a change in control of the company. The amount of compensation payable to each named executive officer upon the occurrence of certain specified events is set forth below.
Robert Steers. The following table sets forth potential payments upon termination of employment of Robert Steers, our chief executive officer.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death of the Executive ($)	Disability of the Executive ($)
Compensation:
Base Salary ($750,000)	1,500,000	—	1,500,000	—	2,250,000	—	—
Annual Incentive Bonus	2,000,000	—	2,000,000	—	3,000,000	1,000,000	1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	4,103,370(4)	4,103,370(4)	4,103,370(4)

Benefits and Perquisites:
Continued Medical Benefits(2)	418,239	418,239	418,239	—	418,239	—	418,239
Excise Tax Gross-Up(3)	—	—	—	—	2,283,968	—	—

Total	3,918,239	418,239	3,918,239	—	12,055,577	5,103,370	5,521,609
 _________________________

(1)	Assumes the executive’s date of termination is December 31, 2015 and is based on the closing price of $30.48 of our common stock on the date of termination.

(2)
The employment agreement with Mr. Steers provides that if his employment terminates for any reason other than by us for cause (as such term is defined in the employment agreement), then Mr. Steers and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Steers of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the RP 2000 Healthy Male and Female Tables and our providing health care coverage to Mr. Steers, his spouse and dependents until his death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate standards of practice and guidelines of the Actuarial Standards Board.

(3)
The employment agreement with Mr. Steers provides that in the event payments under the employment agreement or otherwise result in a parachute excise tax to Mr. Steers, he will be entitled to a gross-up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross-up payment.

(4)
Includes the value of 25,590 unvested restricted stock units. Also includes the value of 91,569 unvested restricted stock units acquired under the Mandatory Bonus Program and 17,466 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Joseph Harvey. The following table sets forth potential payments upon termination of employment of Joseph Harvey, our president. The table does not include any amounts that are set forth in the Nonqualified Deferred Compensation Table for Fiscal 2015.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of the Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	3,180,893(2)	3,180,893(2)
_________________________

(1)	Assumes the executive’s date of termination is December 31, 2015 and is based on the closing price of $30.48 of our common stock on the date of termination.

(2)
Includes the value of 46,561 unvested restricted stock units. Also includes the value of 45,804 unvested restricted stock units acquired units acquired under the Mandatory Bonus Program and the Optional Stock Purchase Program and 11,995 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Matthew Stadler. The following table sets forth potential payments upon termination of employment of Matthew Stadler, our chief financial officer.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of the Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	1,733,306(2)	1,733,306(2)
_________________________

(1)	Assumes the executive’s date of termination is December 31, 2015 and is based on the closing price of $30.48 of our common stock on the date of termination.

(2)
Includes the value of 17,039 unvested restricted stock units. Also includes the value of 32,794 unvested restricted stock units acquired units acquired under the Mandatory Bonus Program and 7,034 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Adam Derechin. The following table sets forth potential payments upon termination of employment of Adam Derechin, our chief operating officer. The table does not include any amounts that are set forth in the Nonqualified Deferred Compensation Table for Fiscal 2015.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of the Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	1,634,399(2)	1,634,399(2)
_________________________

(1)	Assumes the executive’s date of termination is December 31, 2015 and is based on the closing price of $30.48 of our common stock on the date of termination.

(2)
Includes the value of 15,721 unvested restricted stock units. Also includes the value of 30,984 unvested restricted stock units acquired units acquired under the Mandatory Bonus Program and the Optional Stock Purchase Program and 6,917 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Francis Poli. The following table sets forth potential payments upon termination of employment of Francis Poli, our general counsel.

Executive Benefits and Payments upon Termination(1)	Resignation for Good Reason by Executive ($)	Resignation without Good Reason by Executive ($)	Termination without Cause by the Company ($)	Termination for Cause by the Company ($)	Termination without Cause by the Company or Resignation for Good Reason by Executive following Change in Control ($)	Death or Disability of the Executive ($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	1,471,148(2)	1,471,148(2)
_________________________

(1)	Assumes the executive’s date of termination is December 31, 2015 and is based on the closing price of $30.48 of our common stock on the date of termination.

(2)
Includes the value of 14,205 unvested restricted stock units. Also includes the value of 28,071 unvested restricted stock units acquired units acquired under the Mandatory Bonus Program and 5,990 unvested dividend equivalent restricted stock units acquired in connection with restricted stock unit awards.

Assumptions
Below is a description of the assumptions that were used in determining the potential payments set forth above. Unless otherwise noted, the following descriptions are applicable to all of our named executive officers.
Excise tax gross-up. Upon the termination of Mr. Steers’ employment of Mr. Steers by the company without cause (as such term is defined in his employment agreement) or by Mr. Steers for good reason (as such term is defined in his employment agreement), each within the two- year period following a change in control (as such term is defined in his employment agreement) of our company, we have agreed to reimburse Mr. Steers for all excise taxes that are imposed on him under Section 4999 of the Internal Revenue Code and any income, employment and excise taxes that are payable by him as a result of reimbursements for Section 4999 excise taxes. The Section 4999 gross-up amount set forth in the table above assumes that Mr. Steers is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon him as a result of a change in control, (ii) any income, employment and excise taxes imposed upon him as a result of our reimbursement of the excise tax amount, and (iii) any additional income, employment and excise taxes that are imposed upon him as a result of our reimbursement of any excise, employment or income taxes. The calculation of the Section 4999 gross-up amount set forth in the table above is based upon a Section 4999 excise tax rate of 20%, a 39.6% federal income tax rate, a 1.45% Medicare tax rate, a 0.9% Medicare surcharge and the applicable state income tax rates. The discount rates used to compute the present value of accelerated payouts or accelerated vesting are determined by the Internal Revenue Service (120% of the applicable federal rates compounded semi-annually for December 2015 as referenced in Table 1 of Revenue Ruling 2015-25). For purposes of the Section 4999 calculation, we have assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Mr. Steers executing a non-competition agreement.
Accelerated vesting of restricted Stock units. Under the terms of the restricted stock unit award agreements between the company and each named executive officer, all unvested restricted stock units held by the named executive officers will immediately vest in full if such executive’s employment is terminated (i) by us without cause (as defined below) or by the executive for good reason (as defined below), each within the two-year period following a change in control (as defined below) of the company or (ii) at any time due to the executive’s death or disability (as defined below).
With respect to vested restricted stock units granted under the Optional Stock Purchase Program, if the executive’s employment is terminated for any reason, the underlying shares of common stock will not be delivered, and the executive will instead be paid the original deferral amount(s) in cash six months following the date of termination.
A termination is for “cause” if it is for any of the following reasons: (i) the executive’s continued failure to substantially perform the executive’s duties to the company (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the company to the executive of such failure; (ii) the executive’s engagement in conduct inimical to the company’s interests, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the executive’s employment; (iii) the executive’s commission of, or plea of guilty or nolo contendere to (A) a felony or (B) a crime other than a felony that involves a breach of trust or fiduciary duty owed to the company or an affiliate of the company; (iv) the executive’s disclosure of the company’s or its affiliates’ trade secrets or confidential information; or (v) the executive’s breach of any agreement with the company or an affiliate of the company, including, without limitation, any agreement with respect to confidentiality, non-disclosure, non-competition or otherwise.
A termination is for “good reason” if it is for any of the following reasons: (i) the failure by us or one of our affiliates to pay or cause to be paid the executive’s base salary or annual bonus (to the extent earned in accordance with the terms of any applicable annual bonus or annual incentive arrangement), if any, when due; or (ii) any substantial and sustained diminution in the executive’s authority or responsibilities; provided that either of the events described in clauses (i) or (ii) of this sentence will constitute “good reason” only if the company and its affiliates fail to cure such event within 30 days after receipt from the executive of written notice of the event that constitutes good reason; provided, further, that “good reason” will cease to exist for an event on the 60th day following the later of its occurrence or the executive’s knowledge thereof, unless the executive has given the company written notice thereof prior to such date.
A “change in control” means the occurrence of any of the following events: (i) the complete liquidation of our company or the sale or disposition, in one or a series of related transactions, of all or substantially all of our assets to any “person” or “group” other than certain permitted holders; (ii) any person or group, other than the permitted holders, is or becomes the beneficial owner of our securities representing both (A) 20% or more of the combined voting power of the then outstanding securities of our company and (B) more of the combined voting power of the then outstanding securities of our company than Mr. Steers and Mr. Cohen in the aggregate; (iii) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board cease for any reason to constitute a majority of the board, then in office; or (iv) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which we are involved, other than a merger, consolidation or amalgamation which would result in our shareholders immediately prior thereto continuing to own, in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

“Disability” means the inability of the employee to perform in all material respects such employee’s duties and responsibilities to the company by reason of a physical or mental disability or infirmity, which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Compensation Committee may reasonably determine in good faith. The disability determination is made in the sole discretion of the Compensation Committee.
Employment Agreement with Robert Steers
We have entered into an employment agreement with Mr. Steers. The employment agreement sets forth the terms of Mr. Steers’ employment with the company. The employment agreement provides for an initial three-year employment term, which term automatically extends for additional one-year periods unless either party gives the other party 60 days’ prior written notice of such party’s intention not to extend the employment term.
The employment agreement provided for an initial annual base salary of $500,000 or such other amount that may be determined in the sole discretion of the Board (which amount was adjusted to $750,000 effective January 1, 2008), and an annual incentive performance bonus as approved in the discretion of the Compensation Committee.
During the term, Mr. Steers is entitled to:

•	employee benefits that are no less favorable than those employee benefits provided to him before the company’s initial public offering; and

•	participate in all of our employee benefit programs on a basis which is no less favorable than is provided to any of our other executives.
Termination of employment
Death or disability. Pursuant to the employment agreement, if Mr. Steers’ employment terminates prior to the expiration of the term due to his death or disability (as such term is defined in the employment agreement), then he (or his estate, as the case may be) is entitled to receive the following “Accrued Rights”:

•
a lump sum payment equal to his target annual incentive performance bonus ($1,000,000) for the fiscal year in which termination occurs, payable when the annual incentive performance bonus would have otherwise been payable had his employment not terminated;

•	any accrued, but unpaid, base salary through the date of termination;

•	any accrued and earned, but unpaid, annual incentive performance bonus for any previously completed fiscal year;

•	reimbursement for any unreimbursed business expenses properly incurred prior to the date of termination; and

•	such employee benefits, if any, as to which Mr. Steers may be entitled under any employee benefit plan of the company and its affiliates.
Without cause or resignation for good reason. Under the employment agreement, if Mr. Steers’ employment is terminated prior to the expiration of the term by the company without cause (as such term is defined in the employment agreement) or by Mr. Steers for good reason (as such term is defined in the employment agreement), or if the company elects not to extend the term of the employment agreement (each a “qualifying termination”), then Mr. Steers is entitled to receive, subject to his compliance with certain restrictive covenants:

•
a lump sum payment equal to two times (three times in the case of a qualifying termination that occurs on or following a change in control (as such term is defined in the Stock Incentive Plan)) the sum of Mr. Steers’ annual base salary and target annual incentive performance bonus for the fiscal year in which termination occurs. Any termination by us without cause within six months prior to a change in control will be deemed to be a termination of employment on the date of such change in control. Any amounts paid by the company pursuant to this clause will be reduced by the present value of any other cash severance or termination benefits payable to Mr. Steers under any other plan, programs or arrangements of the company or its affiliates; and

•	the Accrued Rights.

For cause or resignation without good reason. Pursuant to the employment agreement, if Mr. Steers’ employment is terminated prior to the expiration of the term by the company for cause or by Mr. Steers without good reason, then Mr. Steers is entitled to receive only the Accrued Rights. The employment agreement generally provides that, if Mr. Steers’ employment terminates for any reason other than by the company for cause, Mr. Steers and his spouse and dependents are entitled to continued coverage under the company medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by him of the same premiums he would have paid during such period of coverage if he were an active employee. In addition, the employment agreement provides that in the event payments under the employment agreement or otherwise result in an excise tax to Mr. Steers, he is entitled to receive a gross-up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross-up payment.
The employment agreement also provides that upon termination of Mr. Steers’ employment for any reason, Mr. Steers generally retains the right to use his name in connection with future business ventures.
Restrictive covenants
Non-competition and non-solicitation. Under the employment agreement, if Mr. Steers’ employment is terminated by the company for cause or by him without good reason, or if Mr. Steers elects not to extend the term of the employment agreement, for one (1) year following such termination of employment, Mr. Steers is generally prohibited from:

•	initiating contact with or seeking to provide investment advisory services to certain persons to whom we or any of our affiliates render such services;

•	soliciting or seeking to induce or actually inducing certain company employees or employees of our affiliates to discontinue such employment or hiring or employing such employees;

•
directly or indirectly engaging in any business that competes with our business or the business of our affiliates within the United States or any other country in which the company or our affiliates are conducting business at the time of determination;

•	acquiring a financial interest in, or otherwise becoming actively involved with, any competitive business; and

•	interfering with, or attempting to interfere with, business relationships between the company or any of its affiliates and our customers, clients, suppliers, partners, members or investors.
Confidentiality, intellectual property and non-disclosure. Mr. Steers is subject to customary confidentiality, intellectual property and non-disclosure provisions, including provisions which, in general, prohibit him from disclosing, retaining or using for his or any other person’s benefit confidential or proprietary information of the company and provisions which, in general, require him to assign, transfer and convey to the company all rights to, including intellectual property rights, any works of authorship, inventions, intellectual property, materials, documents or other work product created by him during his employment with the company.
If Mr. Steers breaches any of the restrictive covenants, in addition to any remedies at law, we are entitled to cease making any payments or providing any benefit otherwise required by the employment agreement and to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.
General provisions
In the event of a dispute between the company and Mr. Steers arising under or related to his employment agreement, we have agreed to pay any legal fees and expenses reasonably incurred by him in connection with such dispute if he prevails in substantially all material respects on the issues presented for resolution.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2015, relating to our equity compensation plans pursuant to which grants of restricted stock units or other rights to acquire shares of our common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Approved
Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan	1,608,326	(1)	2,744,508(2)
Cohen & Steers, Inc. Amended and Restated Employee Stock Purchase Plan	N/A	N/A	242,104(3)
Total Approved by Shareholders	1,608,326	(1)	2,986,612

Not Approved
None	—	—	—
________________________

(1)	As of December 31, 2015, all of the awards granted under the Stock Incentive Plan were restricted stock units, which do not have an exercise price.

(2)
Consists of shares of our common stock issuable under the Stock Incentive Plan pursuant to various awards the Compensation Committee may make, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards.

(3)
357,896 shares of our common stock have been issued under the ESPP, under which employees may purchase shares of the company’s common stock at a 15% discount of the fair market value of our common stock on the last business day of each quarterly offering period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Approval or Ratification of Related Party Transactions
We have adopted a written policy pursuant to which all employees, directors and certain other related parties (as defined in Item 404(a) of Regulation S-K) who have a direct or indirect interest in a transaction or agreement in which we are a participant (regardless of the dollar amount involved in the transaction or whether the transaction must be disclosed publicly by the company, but excluding routine employee/employer transactions such as compensation or participation in any of our benefit plans) must promptly disclose the facts and circumstances of that transaction or agreement to the company’s general counsel. The general counsel will promptly communicate all such information to management and the Audit Committee. Management, in consultation with the Audit Committee, will then determine whether the transaction may be consummated or permitted to continue.
If such transaction or agreement constitutes a “related party transaction” as defined under Item 404(a) of Regulation S-K, then such transaction may not be consummated or continue without the approval or ratification of the Audit Committee. Members of the Audit Committee who are interested parties in any related party transaction must recuse themselves from any such vote. For these purposes, a “related party transaction” is any transaction (i) that is reportable by the company under Item 404(a) of Regulation S-K, (ii) in which the company was or will be a participant, (iii) in which the amount involved exceeds $120,000, and (iv) in which any related party had or will have a direct or indirect material interest.
Transactions or other arrangements between the company and its clients, including registered investment companies for which we serve as investment advisor, do not need to be approved or ratified. In addition, investment management or other financial services (such as those involving investments in our funds, investment vehicles or separate accounts) provided either by or to us and involving a director or employee (or his or her immediate family members, or a company or charitable organization of which the director or employee or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director) need not be approved or ratified so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers.
Company-sponsored Funds
Mr. Steers, our chief executive officer, serves as chairman of each of the company’s open-end and closed-end funds. Mr. Harvey, our president, serves as a vice president of each of the company’s open-end and closed-end funds and as director of each of the company’s closed-end funds and certain of the company’s open-end funds. Mr. Derechin, our chief operating officer, serves as chief executive officer and president of each of the company’s open-end and closed-end funds. Messrs. Steers, Harvey and Derechin do not receive additional compensation from any of the company-sponsored open-end and closed-end funds for their services. Certain members of the Board are investors in certain funds that we manage.
Registration Rights Agreement
In connection with our initial public offering in 2004, Mr. Steers and Mr. Cohen entered into a registration rights agreement with the company pursuant to which we granted Mr. Steers and Mr. Cohen and certain of their affiliates and transferees the right, as described below, to require us to register under the Securities Act shares of our common stock (and other securities convertible into or exchangeable or exercisable for shares of our common stock) held by them. Such registration rights are generally available to the rights holders until registration under the Securities Act is no longer required to enable the rights holders to resell the registrable securities owned by them.
The registration rights agreement provides, among other things, that we will pay all expenses in connection with the first ten demand registrations requested by the rights holders and in connection with any registration commenced by us in which the rights holders participate through “piggyback” registration rights granted under such agreement. We have the right to postpone any demand registration (i) if registration would require an audit of us other than the regular audit of the company conducted at fiscal year-end, (ii) if another registration statement which was not effected on Form S-3 has been declared effective under the Securities Act within 180 days, or (iii) for a period of 90 days, if the Board determines that it is in the company’s best interests to do so. The rights of the rights holders to exercise their

“piggyback” registration rights are subject to the company’s right to reduce on a pro rata basis among all requesting holders the number of requested shares of common stock to be registered if in the opinion of the managing underwriter the total number of shares to be so registered exceeds that number which may be sold without having an adverse effect on the price, timing or distribution of the offering of the shares.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At its meeting on February 25, 2016, the Board, upon the recommendation of the Audit Committee, appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2016. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Principal Accounting Fees and Services
Aggregate fees for professional services provided by Deloitte & Touche LLP and its affiliates for the fiscal years ended December 31, 2015 and 2014 are set forth below.

	2015	2014
Audit Fees(1)	$976,600	$936,505
Audit Related Fees(2)	231,000	142,857
Tax Fees(3)	29,000	105,074
All Other Fees(4)	3,000	2,831
Total	$1,239,600	$1,187,267
_________________________
(1)     Fees for audit services consisted primarily of:
•Audit of our annual consolidated financial statements.
•Audit of our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.
•Reviews of our quarterly condensed consolidated financial statements.
•Audits of our regulated subsidiaries.
•Consultation on accounting and financial reporting standards arising during the course of the audit or review.
•Review of our Form 10-K and interim Form 10-Qs.
•Required procedures related to SEC filings.
•Attendance at Audit Committee meetings at which matters relating to the audit or review were discussed.

(2)
Fees for services related to (i) the examination of the company’s investment management and administrative services for institutional accounts, and (ii) other reports filed with local regulatory authorities.

(3)    Fees for services related to various consultations regarding tax compliance matters.

(4)	“All Other Fees” consisted of a subscription to an on-line accounting research tool offered by Deloitte & Touche LLP to its clients.
Audit Committee Pre-Approval Policy
In accordance with the Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and permitted non-audit services during fiscal 2015 and 2014 performed by Deloitte & Touche LLP were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche did not impair Deloitte’s independence in the conduct of its auditing functions.
Pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services (even though pre-approval of fees is not specifically required by SEC rules) and the other terms of the engagement.
At its first meeting of each fiscal year, and periodically as necessary, the Audit Committee reviews and pre-approves all audit, audit-related, tax and all other services that we expect to be performed by our independent registered public accounting firm for such fiscal year. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
Under its charter, the Audit Committee has delegated to its chairman the authority to pre-approve any services not already pre-approved at its first meeting of the fiscal year under the Pre-Approval Policy. The chairman must report any pre-approvals granted under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting. In the event that fees for any one service exceed $50,000, or if fees for multiple services exceed $100,000 in the aggregate, during any one quarter, pre-approval by the chairman of the additional services should be communicated to the Audit Committee prior to the next scheduled meeting.
Recommendation of the Board
The Board recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2016.
Ratification by our shareholders of the appointment of the independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to our shareholders. If the appointment of Deloitte & Touche LLP is not approved at the Annual Meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

REPORT OF THE AUDIT COMMITTEE
The Board has appointed an Audit Committee comprised of four directors, each of whom is independent under the NYSE listing standards. The Board has determined that each of Messrs. Rhein and Connor is an “audit committee financial expert,” as that term is defined in the SEC rules.
The Board has adopted a written charter for the Audit Committee. A copy of that charter is available on our corporate website at www.cohenandsteers.com under the heading “Company-Corporate Governance.” The Audit Committee’s job is one of oversight as set forth in its charter. It is not the Audit Committee’s responsibility to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles in the United States of America. Management is responsible for preparing our financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with generally accepted accounting principles in the United States of America.
The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2015 with management and with Deloitte & Touche LLP, our independent registered public accounting firm.
The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees.”
The Audit Committee has received from Deloitte & Touche LLP the written statements required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee has concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the company and its affiliates did not impair Deloitte & Touche LLP’s independence.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.
In accordance with and to the extent permitted by SEC rules, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Exchange Act, or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

MEMBERS OF THE AUDIT COMMITTEE
Peter L. Rhein (chairman) Richard P. Simon Edmond D. Villani Frank T. Connor

PROPOSAL THREE
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are including a separate proposal to shareholders, for a non-binding advisory vote to approve the compensation of our named executive officers as disclosed under “Executive Compensation.” The text of the resolution in respect of Item 3 is as follows:
“RESOLVED, that the compensation paid to the company’s named executive officers as disclosed in the 2016 proxy statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion set forth in such proxy statement, is hereby APPROVED.”
In considering their vote, shareholders should review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis.
In particular, shareholders should take into consideration that the Compensation Committee bases its executive compensation decisions on the following:

•	Compensation should be linked to individual and company performance;

•	Compensation should be competitive; and

•	Equity awards, in the form of forfeitable restricted stock units that vest over several years, should constitute a significant percentage of total compensation.
While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of the vote.
At our 2015 Annual Meeting of Shareholders, 92.69% of the votes cast by our shareholders approved the compensation of our named executive officers as described in our 2015 proxy statement. The Compensation Committee believes that this affirms our shareholders’ support of our approach to executive compensation.
Recommendation of the Board
The Board recommends a vote “FOR” the approval of the compensation of the company’s named executive officers.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS
Pursuant to the requirements of Rule 14a-8 under the Exchange Act, to be considered for inclusion in our proxy statement and proxy card for our 2017 Annual Meeting of Shareholders, a shareholder proposal must be received by us at our principal executive offices at 280 Park Avenue, New York, New York 10017 by November 24, 2016. All proposals should be sent to the attention of the company’s Corporate Secretary.
In addition, the company’s bylaws set forth certain advance notice procedures to be followed by shareholders who wish to bring business before an annual meeting of shareholders or nominate candidates for election to the Board at an annual meeting of shareholders. Such procedures require that the shareholder give timely written notice to the company’s Corporate Secretary. To be considered timely, such notice must be delivered to the company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, that in the event that the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
OTHER MATTERS
The Board knows of no other business to be presented at the Annual Meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, any proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 5, 2016: The 2015 Annual Report, Notice of Annual Meeting and Proxy Statement are available at www.proxyvote.com.

COHEN & STEERS, INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Francis C. Poli and Adam Johnson, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Cohen & Steers, Inc. held of record by the undersigned as of March 10, 2016 at the 2016 Annual Meeting of Shareholders to be held on May 5, 2016 beginning at 9:00 a.m. local time at Cohen & Steers' corporate headquarters located at 280 Park Avenue, New York, New York, and in their discretion upon any matter that may properly come before the meeting or any adjournment of the meeting in accordance with their best judgment.

This proxy, when properly executed, will be voted in accordance with the instructions given on the reverse side of this form. If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Proposal 1, and FOR Proposals 2 and 3.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Cohen & Steers written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

COHEN & STEERS , INC. 280 PARK AVENUE NEW YORK, NY 10017
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal (s):
1. Election of Directors
Nominees		For	Against	Abstain
1A Martin Cohen		☐	☐	☐
1B Robert H. Steers		☐	☐	☐
1C Peter L. Rhein		☐	☐	☐
1D Richard P. Simon		☐	☐	☐
1E Edmond D. Villani		☐	☐	☐
1F Frank T. Connor		☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year ending December 31, 2016.		☐	☐	☐
3. Approval, by non-binding vote, of the compensation of the named executive officers.		☐	☐	☐
NOTE: Such other business as may properly come before meeting or any adjournment thereof.
For address change/comments, mark here. (see reverse for instructions)				☐

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SIGNATURE [PLEASE SIGN WITHIN BOX]	Date			SIGNATURE (JOINT OWNERS)	Date